================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8-K/A
                                  ----------

                                AMENDMENT NO. 1

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                AUGUST 31, 1998


                          SNYDER COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)


           DELAWARE               1-12145                    52-1983617
(State or Other Jurisdiction    (Commission               (I.R.S. Employer
     of Incorporation)          File Number)             Identification NO.)


                  TWO DEMOCRACY CENTER, 6903 ROCKLEDGE DRIVE
                     15TH FLOOR, BETHESDA, MARYLAND 20817
              (Address of Principal Executive Offices) (Zip Code)


                                (301) 468-1010
             (Registrant's Telephone Number, Including Area Code)


                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

  This Amendment No. 1 to the Current Report of Snyder Communications, Inc. (the "Registrant") on Form 8-K dated August 31, 1998 (the "Report") relates to the Registrant's completion of the acquisition of Clinical Communications Group, Inc., a Delaware corporation ("Clinical") . The purpose of this Amendment is to amend Item 7 (A) to provide the financial statements of Clinical and Item 7 (B) to provide the required pro forma financial information relating to the business combination between the Registrant and Clinical, which were impracticable to provide at the time of the initial filing of the Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (A) Financial statements of businesses acquired.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Clinical Communications Group, Inc.:

We have audited the accompanying balance sheets of Clinical Communications Group, Inc. (a Delaware corporation) as of December 31, 1997 and 1996, and the related statements of operations, shareholders' (deficit) equity and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clinical Communications Group, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                        Arthur Andersen LLP

Washington, D.C.
October 9, 1998

                      CLINICAL COMMUNICATIONS GROUP, INC.
                      -----------------------------------

                                BALANCE SHEETS

                                    ASSETS

                                                                                        JUNE 30,           DECEMBER 31,
                                                                                      ------------   ------------------------
                                                                                           1998         1997         1996
                                                                                      ------------   ------------  ----------
                                                                                       (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                                                            $   601,260   $ 3,471,705  $ 3,111,168
  Short-term investments                                                                     --          222,245    2,729,811
  Accounts and unbilled receivables, net of allowance of $690,217,
   $690,217, and $0, respectively                                                        6,229,325     5,107,861      883,891
  Receivables from shareholders                                                             28,322       215,942      524,440
  Other current assets                                                                   1,370,380       708,154    2,221,601
                                                                                      ------------   ------------  ----------
          Total current assets                                                           8,229,287     9,725,907    9,470,911

DEFERRED TAX ASSET                                                                       4,638,000     4,638,000        --

PROPERTY AND EQUIPMENT, net                                                              1,455,831       864,851      282,343

DEFERRED BORROWING COSTS, net                                                              752,578       839,738        --

OTHER NON-CURRENT ASSETS                                                                     --          115,000       17,662
                                                                                      ------------   ------------  ----------
          Total assets                                                                $ 15,075,696   $ 16,183,496  $9,770,916
                                                                                      ============   ============  ==========

                 LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
  Line of credit                                                                       $20,000,000   $ 20,000,000  $    --
  Accounts payable and accrued expenses                                                  9,504,015     11,878,389   4,137,056
  Unearned revenue                                                                       6,337,714      5,500,174   3,912,891
  Deferred tax liability                                                                   656,415        666,000       --
                                                                                      ------------   ------------  ----------
          Total current liabilities                                                     36,498,144     38,044,563   8,049,947

NOTE PAYABLE TO FOUNDER                                                                    457,000        457,000       --

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK, $.01 par value; 750,000 authorized shares; 339,162,
 337,667, and 0 Series A shares issued and outstanding, including $1,453,520,
 $832,000, and $0 in cumulative dividends; redemption and liquidation value
 $22,074,487, $21,303,467, and $0, respectively                                         22,074,487     21,303,467       --

SHAREHOLDERS' (DEFICIT) EQUITY:
  Common stock, $.01 par value; 150,000 authorized shares; 108,377,
   101,782, and 0 issued and outstanding, respectively                                       1,084          1,018       --

  Common stock, no par value                                                                 --             --          7,000
  Additional paid-in capital                                                             5,431,011      5,390,982       --
  Accumulated other comprehensive income (loss)                                              --              (292)     14,199
  Retained (deficit) earnings                                                          (49,386,030)   (49,013,242)  1,699,770
                                                                                      ------------   ------------  ----------
          Total shareholders' (deficit) equity                                         (43,953,935)   (43,621,534)  1,720,969
                                                                                      ------------   ------------  ----------
          Total liabilities and shareholders' (deficit) equity                        $ 15,075,696   $ 16,183,496  $9,770,916
                                                                                      ============   ============  ==========

     The accompanying notes are an integral part of these balance sheets.

                      CLINICAL COMMUNICATIONS GROUP, INC.
                      -----------------------------------

                           STATEMENTS OF OPERATIONS

                                                    FOR THE SIX MONTH                 FOR THE YEAR ENDED
                                                  PERIOD ENDED JUNE 30,                  DECEMBER 31,
                                                 ------------------------  ----------------------------------------
                                                     1998         1997         1997           1996          1995
                                                 -----------   ----------  ------------   -----------   -----------
                                                        (UNAUDITED)
REVENUES                                         $17,842,277   $6,671,599  $ 22,676,837   $14,747,000   $13,377,559
OPERATING EXPENSES:
  Cost of services                                13,842,577    4,716,165    19,786,601     8,308,471     5,476,468
  Selling, general and administrative              2,709,780      610,654     3,575,719     2,212,050     2,112,297
  Recapitalization costs                               --           --        1,889,000         --            --
  Compensation to shareholders                         --       1,248,879    12,902,000     6,981,610     4,000,000
                                                 -----------   ----------  ------------   -----------   -----------
          Income (loss) from operations            1,289,920       95,901   (15,476,483)   (2,755,131)    1,788,794

INTEREST EXPENSE                                    (777,301)       --         (763,000)        --            --
INTEREST AND OTHER INCOME                             74,409      158,130       251,471       404,107       325,000
                                                 -----------   ----------  ------------   -----------   -----------
INCOME (LOSS) BEFORE TAXES                           587,028      254,031   (15,988,012)   (2,351,024)    2,113,794
INCOME TAX (PROVISION) BENEFIT                      (338,296)       --        3,227,000         --          (92,000)
                                                 -----------   ----------  ------------   -----------   -----------
NET INCOME (LOSS)                                $   248,732   $  254,031  $(12,761,012)  $(2,351,024)  $ 2,021,794
                                                 ===========   ==========  ============   ===========   ===========

       The accompanying notes are an integral part of these statements.

                      CLINICAL COMMUNICATIONS GROUP, INC.
                      -----------------------------------

                  STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY

                                                                SHAREHOLDERS' (DEFICIT) EQUITY
                                         ---------------------------------------------------------------------------
                                                                             UNREALIZED
                            REDEEMABLE                          ADDITIONAL  LOSS (GAIN) ON  RETAINED
                            PREFERRED    COMMON     COMMON       PAID-IN      MARKETABLE    EARNINGS                  COMPREHENSIVE
                              STOCK      SHARES      STOCK       CAPITAL      SECURITIES    (DEFICIT)      TOTAL          INCOME
                            -----------  -------  ----------  --------------  ----------  ------------  ------------  -------------
BALANCE, December 31, 1994  $   --         7,000   $ 7,000     $    --        $ (88,000)  $  2,029,000  $  1,948,000  $      --
  Net income                    --          --        --            --             --        2,021,794     2,021,794      2,021,794
  Net change in unrealized
   gain (loss) on
   marketable securities        --          --        --            --           59,000         --            59,000         59,000
                                                                                                                       ------------
  Comprehensive income          --          --        --            --             --           --             --      $  2,080,794
                            -----------  -------   -------     -----------    ----------  ------------  ------------   ============
BALANCE, December 31, 1995      --         7,000     7,000          --          (29,000)     4,050,794     4,028,794         --
  Net loss                      --          --        --            --             --       (2,351,024)   (2,351,024)    (2,351,024)
  Net change in unrealized
   gain (loss) on
   marketable securities        --          --        --            --           43,199         --            43,199         43,199
                                                                                                                       ------------
  Comprehensive loss            --          --        --            --             --           --             --      $ (2,307,825)
                            -----------  -------   -------     -----------    ----------  ------------  ------------   ============
BALANCE, December 31, 1996      --         7,000     7,000          --           14,199      1,699,770     1,720,969         --
  Redemption of
   common stock                 --        (7,000)   (7,000)         --             --      (37,120,000)  (37,127,000)        --
  Issuance of common and
   preferred stock in
   connection with
   recapitalization          19,946,000   90,000       900          53,100         --           --            54,000         --
  Issuance of redeemable
   preferred stock              525,467     --        --            --             --           --             --            --
  Issuance of common stock      --        11,782       118          11,882         --           --            12,000         --
  Capital contribution
   from Founder                 --          --        --         5,326,000         --           --         5,326,000         --
  Accrued dividends,
   redeemable preferred
   stock                        832,000     --        --            --             --         (832,000)     (832,000)        --
  Net loss                      --          --        --            --             --      (12,761,012)  (12,761,012)   (12,761,012)
  Net change in unrealized
   gain (loss) on
   marketable securities        --          --        --            --          (14,491)        --           (14,491)       (14,491)
                                                                                                                       ------------
  Comprehensive loss            --          --        --            --             --           --             --      $(12,775,503)
                            -----------  -------   -------     -----------    ----------  ------------  ------------   ============
BALANCE, December 31, 1997   21,303,467  101,782     1,018       5,390,982         (292)   (49,013,242)  (43,621,534)
  Issuance of common stock
   (unaudited)                  --         6,595        66           6,591         --           --             6,657         --
  Compensation on
   restricted stock
   grant (unaudited)            --          --        --            33,438         --           --            33,438         --
  Issuance of redeemable
   preferred stock
   (unaudited)                  149,500     --        --            --             --           --              --           --
  Accrued dividends,
   redeemable preferred
   stock (unaudited)            621,520     --        --            --             --         (621,520)     (621,520)        --
  Net income (unaudited)        --          --        --            --             --          248,732       248,732        248,732
  Net change in unrealized
   gain (loss) on
   marketable securities
   (unaudited)                  --          --        --            --              292         --               292            292
                                                                                                                       ------------
  Comprehensive income
   (unaudited)                  --          --        --            --             --           --            --       $    294,024
                            -----------  -------   -------     -----------    ----------  ------------  ------------   ============
BALANCE , June 30, 1998
 (unaudited)                $22,074,487  108,377   $ 1,084     $ 5,431,011    $    --     $(49,386,030) $(43,953,935)
                            ===========  =======   =======     ===========    ==========  ============  ============

                      CLINICAL COMMUNICATIONS GROUP, INC.
                      -----------------------------------

                            STATEMENTS OF CASH FLOWS

                                                                         FOR THE SIX MONTH PERIOD
                                                                              ENDED JUNE 30,
                                                                     -------------------------------
                                                                         1998                1997
                                                                     -----------         -----------
                                                                                 (UNAUDITED)
OPERATING ACTIVITIES:
  Net income                                                         $   248,732         $   254,031
  Adjustments to reconcile net income (loss) to net cash
   (used in) provided by operating activities
     Deferred income taxes                                                (9,585)                 --
     Depreciation and amortization                                       217,552             157,926
     Net realized (gain) loss on sale of marketable
      securities                                                              --             (13,661)
     Compensation on restricted stock grant                               33,438                  --

  Change in assets and liabilities
     Accounts receivable, net                                         (1,121,464)         (1,195,451)
     Receivables from shareholders                                       187,620            (544,377)
     Other current assets                                               (662,226)            929,301
     Other non-current assets                                            115,000            (103,322)
     Accounts payable and accrued expenses                            (2,504,474)            178,481
     Unearned revenue                                                    837,540             795,055
                                                                     -----------         -----------
          Net cash (used in) provided by operating activities         (2,657,867)            457,983

INVESTING ACTIVITIES:
  Purchase of property and equipment                                    (590,980)           (141,667)
  Purchase of marketable securities                                           --          (2,527,519)
  Sale/redemption of marketable securities                               222,245           1,639,880
                                                                     -----------         -----------
          Net cash (used in) provided by investing activities           (368,735)         (1,029,306)
                                                                     -----------         -----------

FINANCING ACTIVITIES:
  Redemption of common stock                                                  --                  --
  Issuance of common and preferred stock in connection with
   recapitalization                                                           --                  --
  Loan provided by Investor                                                   --                  --
  Payment of Investor loan                                                    --                  --
  Founder capital contribution                                                --                  --
  Sale of common and preferred stock                                     156,157                  --
  Credit facility costs                                                       --                  --
  Proceeds from credit facility                                               --                  --
                                                                     -----------         -----------
          Net cash provided by financing activities                      156,157                  --
                                                                     -----------         -----------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                      (2,870,445)           (571,323)
                                                                     -----------         -----------
CASH AND CASH EQUIVALENTS, beginning of period                         3,471,705           3,111,168
                                                                     -----------         -----------
CASH AND CASH EQUIVALENTS, end of period                             $   601,260         $ 2,539,845
                                                                     ===========         ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                             $   326,300         $        --
                                                                     ===========         ===========
  Cash paid for income taxes                                         $        --         $    22,750
                                                                     ===========         ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING:
  Redemption of common stock in exchange for note payable            $        --         $        --
                                                                     ===========         ===========

























                                                                                FOR THE YEAR ENDED
                                                                                   DECEMBER 31,
                                                                     ----------------------------------------
                                                                         1997           1996          1995
                                                                     ------------   -----------   -----------
OPERATING ACTIVITIES:
  Net income (loss)                                                  $(12,761,012)  $(2,351,024)  $ 2,021,794
  Adjustments to reconcile net income (loss) to net cash
   (used in) provided by operating activities
     Deferred income taxes                                             (3,972,000)           --            --
     Depreciation and amortization                                        197,829       128,650        98,919
     Net realized (gain) loss on sale of marketable
      securities                                                           36,000         2,000       (25,000)
     Compensation on restricted stock grant                                    --            --            --

  Change in assets and liabilities
     Accounts receivable, net                                          (4,223,970)    1,248,000     6,057,000
     Receivables from shareholders                                        308,498      (494,000)      (30,000)
     Other current assets                                               1,513,447       101,000    (2,069,000)
     Other non-current assets                                             (97,338)       67,878         3,000
     Accounts payable and accrued expenses                              7,741,333     1,894,951       518,000
     Unearned revenue                                                   1,587,283    (4,016,000)      884,000
                                                                     ------------   -----------   -----------
          Net cash (used in) provided by operating activities          (9,669,930)   (3,418,545)    7,458,713

INVESTING ACTIVITIES:
  Purchase of property and equipment                                     (804,566)      (91,000)     (137,000)
  Purchase of marketable securities                                    (2,658,000)   (7,723,000)   (2,517,000)
  Sale/redemption of marketable securities                              5,165,566     7,608,000       474,000
                                                                     ------------   -----------   -----------
          Net cash (used in) provided by investing activities           1,703,000      (206,000)   (2,180,000)
                                                                     ------------   -----------   -----------

FINANCING ACTIVITIES:
  Redemption of common stock                                          (36,670,000)           --            --
  Issuance of common and preferred stock in connection with
   recapitalization                                                    20,000,000            --            --
  Loan provided by Investor                                            10,000,000            --            --
  Payment of Investor loan                                            (10,000,000)           --            --
  Founder capital contribution                                          5,326,000            --            --
  Sale of common and preferred stock                                      537,467            --            --
  Credit facility costs                                                  (866,000)           --            --
  Proceeds from credit facility                                        20,000,000            --            --
                                                                     ------------   -----------   -----------
          Net cash provided by financing activities                     8,327,467            --            --
                                                                     ------------   -----------   -----------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                          360,537    (3,624,545)    5,278,713
                                                                     ------------   -----------   -----------
CASH AND CASH EQUIVALENTS, beginning of period                          3,111,168     6,735,713     1,457,000
                                                                     ------------   -----------   -----------
CASH AND CASH EQUIVALENTS, end of period                             $  3,471,705   $ 3,111,168   $ 6,735,713
                                                                     ============   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                             $    664,000   $        --   $        --
                                                                     ============   ===========   ===========
  Cash paid for income taxes                                         $    525,000   $        --   $        --
                                                                     ============   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING:
  Redemption of common stock in exchange for note payable            $    457,000   $        --   $        --
                                                                     ============   ===========   ===========

       The accompanying notes are an integral part of these statements.

                      CLINICAL COMMUNICATIONS GROUP, INC.
                      -----------------------------------

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION:

Clinical Communications Group, Inc. (the "Company"), a Delaware Corporation, was incorporated on July 25, 1997, to continue the operations of three separate companies (the "Group Companies") then owned by a sole shareholder (the "Founder"). The Company completed a recapitalization on August 1, 1997. The business conducted by the Group Companies, and thereafter by the Company, is the provision of educational marketing and conferencing services to the pharmaceutical industry. The Group Companies commenced business in 1991.

On August 1, 1997, the Company, the Group Companies, the Founder and an investor group (the "Investor") entered into an agreement (the "Formation Agreement") pursuant to which the Investor purchased common and preferred stock for cash, and the Founder's capital stock ownership interest in the Group Companies was exchanged for 36,000 shares of the Company's $.01 par value common stock, 132,973 shares of the Company's Series A $.01 par value preferred stock, $30,000,000 in cash, an interest bearing promissory note in the amount of $6,670,000, and an interest bearing promissory note in the amount of $457,000, which represented the Group Companies' August 1, 1997, working capital position as defined in the Formation Agreement. The aggregate value of the consideration provided to the Founder in exchange for the Group Companies capital stock was approximately $37,127,000.

Concurrent with the Founder's ownership exchange, the Investor purchased 54,000 shares of the Company's $.01 par value common stock for $54,000, and 199,460 shares of the Company's Series A $.01 par value preferred stock for $19,946,000. The Investor also provided a $10,000,000 interest-bearing loan to the Company.

The Founder and Investor's equity ownership interests in the Company upon completion of these transactions were 40 percent and 60 percent, respectively, in each of the Company's classes of issued and outstanding shares of common and Series A preferred stock.

The Company incurred $1,889,000 in costs related to the August 1, 1997, recapitalization consisting of investment banking, legal and accounting fees. These costs are included in 1997 operating expenses in the accompanying statements of operations.

The transactions conducted pursuant to the Formation Agreement have been recognized in the accompanying financial statements as a sale of newly issued stock by the Company and a redemption of previously outstanding shares. Accordingly, the financial statements for the years ended December 31, 1996 and 1995, are based upon a combination of the historical accounts of the Group Companies after elimination of all significant intercompany transactions. The financial statements as of and for the year ended December 31, 1997, include the accounts of the Company and the Group Companies after elimination of all significant intercompany transactions.

On August 31, 1998, Snyder Communications, Inc. ("SNC"), a Delaware corporation, consummated a merger (the "Merger") whereby Snyder CC Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of SNC, was merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of SNC. SNC issued 3,324,618 shares of its common stock, $.001 par value, in exchange for all of the issued and outstanding common and preferred stock of the Company. The Merger was accounted for as a pooling of interests for accounting and financial reporting purposes.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying consolidated balance sheet as of June 30, 1998, the accompanying consolidated statement of shareholders' (deficit) equity for the six month period ended June 30, 1998, and the accompanying consolidated statements of operations and cash flows for the six month periods ended June 30, 1998 and 1997, included herein have been prepared by the Company and are unaudited. The information furnished in the unaudited financial statements referred to above includes all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial statements. The results of operations for the six month period ended June 30, 1998, are not necessarily indicative of the results to be expected for the entire fiscal year.

REVENUE RECOGNITION

The Company's revenues are derived from two principal activities: (i) the sale of targeted educational marketing programs and materials and (ii) the coordination of educational conferencing services.

Revenue from targeted educational marketing programs and materials is recognized as services are performed on behalf of clients. Estimated revenues and costs for educational marketing programs and materials are reviewed and revised periodically throughout the duration of each client engagement, with adjustments to revenues, project costs and resulting profits (losses) from such revisions being recorded on a cumulative basis in the period in which the revisions are made.

Revenue from coordination of educational conferencing services is recognized upon the completion of the meeting or meetings, or publication of post-meeting materials. For customer arrangements which require multiple meetings, recognized revenue is based upon an average amount per meeting. In those cases where conferencing services require the Company to develop and train outside speakers, prepare slide kits or provide other pre-meeting services, revenue is recognized as these services are performed. Third-party costs and direct labor incurred by the Company in advance of meetings are recorded as prepaid project costs. Third party costs primarily include site deposits, attendee airfare and attendance fees. Prepaid project costs are charged to cost of services at the completion of the meetings to which they relate. Prepaid project costs at December 31, 1997 and 1996, respectively, totaled $181,202 and $163,997.

The Company must continually replace its contracts with new contracts to sustain its revenue. In addition, educational marketing programs and materials and conferencing services may be canceled or delayed by clients upon notice.

UNBILLED RECEIVABLES AND UNEARNED REVENUE

Unbilled receivables represent revenue recognized which has not been billed as of the balance sheet date. Unbilled receivables totaled $1,404,000 and $216,000 as of December 31, 1997 and 1996, respectively. In certain instances, the Company will bill customers in advance of the performance of services. The excess of amounts billed over revenue recognized, if any, represents unearned revenue.

INCOME TAXES

Prior to the August 1, 1997, recapitalization, the Group Companies elected "S" corporation status for federal income tax purposes.

The net income (loss) of the "S" corporation companies for all periods through July 31, 1997, were included in the individual federal income tax returns of the Founder. The state of Connecticut does not recognize "S" corporation status. Therefore, net income was taxed at the applicable Connecticut tax rate. Effective with the August 1, 1997, recapitalization, the Company and its subsidiaries began operations as a "C" corporation for federal and state income tax purposes.

Deferred income taxes are provided for the tax effects of differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted income tax rates.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the Company's estimates to complete on its educational marketing programs and materials. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and cash equivalents, trade accounts receivable, short-term borrowings, trade accounts payable and accrued liabilities are carried at cost which approximates fair value due to the short-term maturity of these instruments. The carrying amount of the Company's borrowings under its revolving credit agreement approximates fair value, as the obligation bears interest at a variable rate. Management believes that the fair value of all other long-term obligations approximate cost based on market rates for similar types of arrangements.

CONCENTRATION OF CREDIT RISK

The Company's revenues have been derived to date from customers in North America. In 1997, three customers accounted for approximately 63 percent of revenues. In 1996, two customers accounted for approximately 68 percent of revenues. In 1995, two customers accounted for approximately 67 percent of revenues.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential losses for uncollectible accounts.

The Company places its investments primarily with highly rated financial institutions, state, and local municipalities.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Amortization of leasehold improvements is provided using the straight-line method over the related lease term or estimated useful life, whichever is shorter.

MARKETABLE SECURITIES

In accordance with the requirements of Statement of Financial Accounting Standard ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company has classified its investments as "available for sale." Such investments are recorded at fair value, with unrealized gains and losses reported as a separate component of shareholders' (deficit) equity.

The amortized costs, gross unrealized gains and losses and fair values of the Company's available-for-sale securities at December 31, 1997 and 1996, were as follows:

                                                  GROSS       GROSS
                                   AMORTIZED   UNREALIZED   UNREALIZED
                                     COST         GAIN        LOSSES     FAIR VALUE
                                  ----------   ----------   ----------   ----------
December 31, 1997:
  Municipal tax-exempt bonds      $  222,537    $      -     $   (292)   $  222,245
                                  ==========    ========     ========    ==========
December 31, 1996:
  Municipal tax-exempt bonds       2,424,830      16,048         (995)    2,439,883
  Mutual funds                        13,162         279         (798)       12,643
  Equity securities                  277,620      10,899      (11,234)      277,285
                                  ----------    --------     --------    ----------
                                  $2,715,612     $27,226     $(13,027)   $2,729,811
                                  ==========    ========     ========    ==========

The net realized (losses) gains on the sale of marketable securities totaled $(36,000), $(2,000), and $25,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

At December 31, 1997 and 1996, the Company's marketable securities had maturities of less than one year. The Company calculates realized gains and losses using historical and amortized costs for equity and debt.

DEFERRED BORROWING COSTS

Borrowing costs of $866,000 were incurred in connection with the November 1997 establishment of the Company's $50,000,000 credit facility. These costs are capitalized and amortized on a basis which reflects the mandatory annual reductions of the credit commitment. Accumulated amortization at December 31, 1997, was $26,262.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company adopted SFAS No. 130 during the first quarter of 1998. Included within accumulated other comprehensive income are the unrealized gains and losses on marketable securities. The (loss) gain on marketable securities was $(14,491), $43,199, and $59,000 in 1997, 1996, and
1995, respectively.

3. CREDIT AGREEMENT:

In November 1997, the Company entered into a Credit Agreement which provides a secured reducing revolving line of credit through December 31, 2003. The agreement provides for borrowings of up to $50,000,000, decreasing thereafter as follows:

                 YEAR ENDED                      QUARTERLY         ANNUAL
                DECEMBER 31,                     REDUCTION       REDUCTION
                ------------                    -----------     -----------
                    1999                         $  625,000     $ 2,500,000
                    2000                          1,250,000       5,000,000
                    2001                          1,875,000       7,500,000
                    2002                          3,750,000      15,000,000
                    2003                          5,000,000      20,000,000
                                                                -----------
                            Total                               $50,000,000
                                                                ===========

Under the Credit Agreement, the Company may borrow pursuant to prime rate, Federal Funds rate or LIBOR interest rate options. Accordingly, a margin may be added to the interest rate charged pursuant to the interest rate option elected by the Company. The relative margins are adjusted on a quarterly basis for changes, if any, in the Company's leverage ratio. A fee of .375 to .500 percent per annum is charged on the unused portion of the reduced line. Interest is payable quarterly.

At December 31, 1997, there was $20,000,000 in borrowings outstanding under the
Credit Agreement at an interest rate of 7.5 percent.   The total outstanding
principal amount under the Credit Agreement is due on December 31, 2003.

The Credit Agreement requires the Company to meet certain financial ratios and covenants, including debt to earnings and interest cover ratios, fixed charge coverage and acquisition limitations. Substantially all of the Company's assets are pledged as security under the Credit Agreement. The Company was not in compliance at December 31, 1997, with certain Credit Facility financial covenants and administrative requirements.

All outstanding amounts under the Credit Agreement were paid-off on September 1, 1998, in connection with the acquisition of the Company by SNC.

4. INCOME TAXES:

The components of the (benefit) provision for income taxes are summarized as follows:

                                                                   DECEMBER 31,
                                                      ----------------------------------------
                                                         1997          1996            1995
                                                      -----------   -----------    -----------
Current:
  Federal                                             $      --     $    --        $     --
  State                                                   745,000        --           92,000
                                                      -----------   -----------    -----------
                                                          745,000        --           92,000
                                                      -----------   -----------    -----------

Deferred:
  Federal                                              (3,379,000)       --              --
  State                                                  (593,000)       --              --
                                                      -----------   -----------    -----------
                                                       (3,972,000)       --              --
                                                      -----------   -----------    -----------
                                                      $(3,227,000)  $    --        $  92,000
                                                      ===========   ===========    ===========

Significant components of the Company's deferred tax assets (liabilities) consist of the following at December 31, 1997:

        Net operating loss carryforwards                         $ 4,638,000
        Payroll related accruals                                     219,000
        Allowance for doubtful accounts                              224,000
        Inventory related deferred costs                             667,000
        Other                                                        144,000
        Cumulative revenue recognition differences                (1,920,000)
                                                                 -----------
        Net deferred tax asset                                   $ 3,972,000
                                                                 ===========

On August 1, 1997, the Group Companies that previously filed their tax returns as "S" corporations terminated this status and the Company and its subsidiaries began operations as a "C" corporation for federal and state income tax purposes.

For the period August 1, 1997, to December 31, 1997, the Company generated a net operating loss carryforward of approximately $11.2 million at December 31, 1997. This loss expires in 2012.

The reconciliation of the statutory federal income tax rate to the Company's effective income tax rate for the year ended December 31, 1997, is as follows:

                    Federal statutory rate           (34.0)%
                    Income taxed directly to owners   (4.4)
                    Tax effect to reorganization       1.9
                    Non-deductible expenses           15.8
                    Other                              0.5
                                                   -------
                                                     (20.2)%
                                                   =======

5. SHAREHOLDERS' (DEFICIT) EQUITY:

Dividends are payable when declared. Each common share has the right to one vote except for those matters which the Company's Certificate of Incorporation provides are subject to vote by the Series A preferred shareholders. At December 31, 1997, a total of 1,500 common shares were reserved for issuance to key employees of the Company, including officers.

Prior to the August 31, 1998, Merger, the Company sold to a group of investors 34,539 shares of $.01 par value common stock and 144,816 shares of Series A $.01 par value preferred stock for a total consideration of approximately $27,900,000.

RESTRICTED STOCK PLAN

The Company's restricted stock plan (the "Plan") provides for the issuance of up to 11,500 shares of restricted common stock to employees, including officers and directors who are also employees. The Plan was implemented at the time of the August 1, 1997, recapitalization. The objectives of the Plan are to further the growth and financial success of the Company and to motivate, attract and retain the service of employees who have the ability to increase shareholder value. A total of 10,250 restricted common shares were issued in 1997 pursuant to the Plan.

The terms of the Plan provide for restricted share vesting over ten years. The vesting may be accelerated if the Company meets certain performance criteria for each of calendar years 1997, 1998, 1999, 2000 or 2001. The performance criteria for 1997 was achieved and, accordingly, 1,500 shares were fully vested as of December 31, 1997.

The Plan also provides that if the Company is acquired by a third party, all issued but unvested shares scheduled to vest in that calendar year shall vest immediately prior to the acquisition.

In connection with the acquisition by SNC, the restricted shares were exchanged for SNC shares equal to the estimated fair value of the restricted shares.

PREFERRED STOCK, SERIES A

Series A preferred shareholders are entitled to receive dividends at the annual rate of 6 percent (computed on the basis of $100 per share), whether or not declared by the Company's Board of Directors. The dividends are computed in arrears on December 31 of each year commencing December 31, 1997, and accrue on a cumulative basis. No dividends have been declared by the Board of Directors as of December 31, 1997. Dividends in arrears are $832,000 at December 31, 1997. The holders of the Series A Preferred Stock have exclusive voting rights on certain matters that have been approved or adopted by the Board of Directors and are required by law to be presented to the shareholders. Each Series A preferred share has the right to one vote.

The Series A preferred stock may be redeemed, in whole or in part, at any time at the election of the Corporation by resolution of its Board of Directors at the redemption price of $100 per share, plus accrued and unpaid dividends to the redemption date.

If at any time less than all of the Series A preferred stock outstanding is to be redeemed, the shares to be redeemed will be pro rata. Notwithstanding anything to the contrary, the Company may not redeem less than all of the Series A preferred stock outstanding unless all accrued and unpaid dividends have been paid on all then outstanding shares of Series A preferred stock.

In the event of any liquidation, dissolution or winding down of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holder of shares of the Series A preferred stock shall be entitled to receive for each share of Series A preferred stock then held, out of the assets of the Company, whether such assets are capital or surplus and whether or not any dividends as such are declared, the applicable redemption price on the date fixed for distribution, and no more, before any distribution shall be made to the holders of the common stock with respect to the distribution of assets.

6. RELATED-PARTY TRANSACTIONS:

COMPENSATION TO SHAREHOLDERS

In conjunction with the August 1, 1997, recapitalization, the Company committed to pay approximately $11,883,000 in bonuses to the Founder, officers and employees of the Company, all of whom are shareholders. The Founder contributed $5,326,000 to the Company in October 1997 toward the payment of these bonuses. The remaining bonus obligations were paid subsequent to December 31, 1997. Compensation to shareholders of $1,019,000, $6,981,610, and $4,000,000 in 1997,
1996 and 1995, respectively, represents compensation paid to the Company's Founder, the then sole shareholder.

PROMISSORY NOTES

In accordance with the provisions of the Formation Agreement, the Company issued promissory notes (the "Notes") to the Founder and Investor in the principal amounts of $6,670,000 and $10,000,000, respectively. The Notes were unsecured, with interest at the prime rate plus 2.0 percent and were payable no later than August 1, 1998. The Notes were repaid on November 25, 1997, together with accrued interest of $564,000.

The working capital adjustment provided for in the Formation Agreement (see Note
1) resulted in the issuance of a Promissory Note payable to the Founder in the amount of $457,000. The note may be prepaid at any time prior to maturity, January 1, 2004. Interest is payable annually at 6 percent, commencing January 1, 1999.

MANAGEMENT FEES

In accordance with the terms of an August 1, 1997, Corporate Development and Services Agreement, the Investor committed to provide certain management services to the Company. No fees were due under this agreement for 1997. The Company reimbursed the Investor $35,000 for out-of-pocket expenses, including attendance at Board of Director and management meetings.

The Company also paid $450,000 to the Investor and $300,000 to the Founder in one-time fees in connection with the August 1, 1997, recapitalization.

DIRECTORS

Beginning on April 1, 1997, the Company received consulting services from a firm whose acting president was also the Chairman of the Board of Directors of the Company. The Company retained the firm at a fee of $8,800 per month. For the year ended December 31, 1997, the Company paid approximately $105,000 for these services. Additionally, this Director received a one-time payment of $100,000 for consulting services rendered in connection with the August 1, 1997, recapitalization.

SHAREHOLDERS AND OFFICERS

Prior to the August 1, 1997, recapitalization, the Company periodically provided non-interest bearing loans and advances to the Founder, officers, and others. Non-interest bearing loans totaled approximately $216,000 and $524,000 at December 31, 1997 and 1996, respectively.

JHB ENTERPRISES, INC.

In the ordinary course of business, the Company purchases materials for its educational marketing programs and educational conferences from JHB Enterprises, Inc. ("JHB"), a corporation owned by a relative of the Founder. During the years ended December 31, 1997, 1996, and 1995, the Company's purchases from JHB were $4,405,000, $3,895,000, and $2,411,000, respectively. As partial consideration for the services rendered by JHB, the Company provides accommodations to JHB at its facilities and pays certain common accommodation and administrative costs. The fair market value of these costs, is considered by the Company in the pricing of materials to be provided by JHB. Included in other current assets on the accompanying balance sheets at December 31, 1996, is an advance of $19,000 made by the Company to JHB for future projects.

7. RETIREMENT PLAN:

The Company maintains a 401(k) defined contribution plan under which all employees are eligible to participate. A participant in the plan may contribute up to 12 percent of gross compensation, subject to certain defined limits. The Company may contribute to the plan up to 3 percent of a participant's defined compensation, however, this contribution may not exceed certain plan limitations. The Company's contributions equaled $61,000, $38,000, and $27,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

8. PROPERTY AND EQUIPMENT:

Property and equipment consist of the following at December 31:

                                                                               DECEMBER 31,
                                                                        -------------------------
                                                                           1997            1996
                                                                        ----------       --------
Computer and equipment                                                  $  522,208       $186,452
Furniture and fixtures                                                     231,491        123,262
Transportation equipment                                                   336,917        214,295
Leasehold improvements                                                     196,615          --
                                                                        ----------       --------
                                                                         1,287,231        524,009
Less Accumulated depreciation and amortization                             422,380        241,666
                                                                        ----------       --------
                                                                        $  864,851       $282,343
                                                                        ==========       ========

9. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consist of the following at December 31:

                                                                            DECEMBER 31,
                                                                    ---------------------------
                                                                        1997            1996
                                                                    -----------      ----------
Accounts payable                                                    $   841,000      $  684,000
Accrued project costs                                                 3,667,539       2,361,831
Accrued shareholders' bonuses                                         5,998,000         763,000
Accrued payroll and commissions                                         600,210         283,225
Other accrued expenses                                                  771,640          45,000
                                                                    -----------      ----------
                                                                    $11,878,389      $4,137,056
                                                                    ===========      ==========

10. COMMITMENTS AND CONTINGENCIES:

The Company leases office space under noncancelable operating leases which expire at various dates through December 2000. Future minimum annual lease payments required under such leases at December 31, 1997, and for leases entered into subsequent to year-end are as follows:

                     YEAR ENDED
                    DECEMBER 31,
                    ------------
                       1998                          $  655,000
                       1999                           1,070,000
                       2000                             979,000
                                                     ----------
                                  Total              $2,704,000
                                                     ==========

Rent expense for the years ended December 31, 1997, 1996, and 1995, was $280,000, $182,000, and $166,000, respectively.

    (B) Pro forma financial information.

        The accompanying consolidated financial statements have been retroactively restated to reflect the combined financial position and combined results of operations and cash flows of the Registrant and Clinical for all periods presented, giving effect to the merger transaction as if it had occurred at the beginning of the earliest period presented. The Registrant acquired MKM Marketinginstitut GmbH ("MKM"), a German company, in a pooling of interests transaction on September 10, 1998. The accompanying consolidated financial statements of the Registrant have also been retroactively restated to reflect the financial position, results of operations and cash flows of MKM for all periods presented, giving effect to the merger transaction with MKM as if it had occurred at the beginning of the earliest period presented.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                              PAGE
                                                                                              ----
SNYDER COMMUNICATIONS, INC.
CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheet as of September 30, 1998 (Unaudited) and
 December 31, 1997...........................................................................   1
Unaudited Condensed Consolidated Statement of Income for the nine months ended
 September 30, 1998 and 1997.................................................................   2
Unaudited Condensed Consolidated Statement of Cash Flows for the nine months ended
 September 30, 1998 and 1997.................................................................   3
Unaudited Condensed Consolidated Statement of Equity for the nine months ended
 September 30, 1998............ .............................................................   4
Notes to Unaudited Condensed Consolidated Financial Statements...............................   5
Report of Independent Public Accountants.....................................................  10
Consolidated Balance Sheet as of December 31, 1997 and 1996..................................  11
Consolidated Statement of Income, including unaudited pro forma data, for the years ended
 December 31, 1997, 1996 and 1995............................................................  12
Consolidated Statement of Equity for the years ended December 31, 1997, 1996 and 1995........  13
Consolidated Statement of Cash Flows for the years ended December 31, 1997, 1996 and 1995....  15
Notes to Consolidated Financial Statements...................................................  17

BRANN HOLDINGS LIMITED
Report of Independent Accountants............................................................  45

AMERICAN LIST CORPORATION
Report of Independent Certified Public Accountants...........................................  46

                          SNYDER COMMUNICATIONS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                                           SEPTEMBER 30,   DECEMBER 31,
                                                                                          --------------  ------------
                                                                                               1998           1997
                                                                                          --------------  ------------
                                                                                            (UNAUDITED)
                                        ASSETS
                                        ------
Current assets:
  Cash and equivalents.................................................................       $ 98,916      $ 86,354
  Marketable securities................................................................            861         2,349
  Accounts receivable, net of allowance for doubtful accounts of $7,542 and
    $7,654 at September 30, 1998 and December 31, 1997, respectively...................         99,928        88,800
  Receivables from pass through costs..................................................         85,272        74,964
  Related party receivables............................................................          2,097         3,335
  Unbilled services....................................................................         27,047        19,462
  Other current assets.................................................................         33,401        27,911
                                                                                              --------      --------
     Total current assets..............................................................        347,522       303,175
                                                                                              --------      --------
Property and equipment, net............................................................         66,807        43,737
Goodwill and other intangible assets, net..............................................        120,234        68,943
Deferred tax asset.....................................................................         53,595         4,784
Deposits and other assets..............................................................         10,112         9,972
                                                                                              --------      --------
     Total assets......................................................................       $598,270      $430,611
                                                                                              ========      ========
                              LIABILITIES AND EQUITY
                              ----------------------
Current liabilities:
  Lines of credit......................................................................       $    568      $ 27,427
  Current maturities of long-term debt.................................................          2,519         2,086
  Accrued payroll......................................................................         28,969        24,143
  Accounts payable.....................................................................        115,025        99,176
  Accrued expenses.....................................................................        100,269        93,412
  Client advances......................................................................          3,060        10,696
  Unearned revenue.....................................................................         19,197        28,619
                                                                                              --------      --------
     Total current liabilities.........................................................        269,607       285,559
                                                                                              --------      --------
Related party borrowings...............................................................          4,617         5,210
Long-term obligations under capital leases.............................................          1,549         1,751
Long-term debt, net of current maturities..............................................          2,288         3,935
Other liabilities......................................................................          3,084         6,997
Commitments and contingencies
Redeemable ESOP stock, 147 shares outstanding as of September 30, 1998 and
 December 31, 1997, respectively.......................................................          4,925         5,278

Equity:
Preferred stock, $.001 par value per share, 5,000 shares authorized, none issued and
 outstanding at September 30, 1998 and December 31, 1997, respectively.................             --            --
Common stock, $.001 par value per share, 120,000 shares authorized, 68,313 and
 64,469 shares issued and outstanding at September 30, 1998 and December 31, 1997,
 respectively..........................................................................             68            64
Additional paid-in capital.............................................................        357,792       178,939
Treasury stock, at cost, 1,096 and 1,059 shares at September 30, 1998 and December 31,
 1997, respectively....................................................................         (7,575)       (5,473)
Accumulated other comprehensive income.................................................          2,596           651
Retained deficit.......................................................................        (40,681)      (52,300)
                                                                                              --------      --------
     Total equity......................................................................        312,200       121,881
                                                                                              --------      --------
     Total liabilities and equity......................................................       $598,270      $430,611
                                                                                              ========      ========

         The accompanying notes are an integral part of this condensed consolidated balance sheet.

                          SNYDER COMMUNICATIONS, INC.

                   CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                  (UNAUDITED)

                                                                                         FOR THE NINE MONTHS
                                                                                         -------------------
                                                                                         ENDED SEPTEMBER 30,
                                                                                         -------------------
                                                                                       1998                  1997
                                                                                    ----------            ----------
                                                                                          (IN THOUSANDS EXCEPT
                                                                                            PER SHARE DATA)
Revenues................................................................             $534,325              $398,966
Operating expenses:
  Cost of services......................................................              361,272               278,241
  Selling, general, and administrative expenses.........................               97,005                78,462
  Compensation to stockholders..........................................                   --                16,137
  ESOP expense..........................................................                   --                 3,412
  Recapitalization costs................................................                   --                 1,889
  Acquisition and related costs.........................................               43,378                33,207
                                                                                     --------              --------
Income (loss) from operations...........................................               32,670               (12,382)
Interest income (expense), net..........................................                1,244                  (379)
                                                                                     --------              --------
Income (loss) from continuing operations before income taxes............               33,914               (12,761)
Income tax provision....................................................              (18,399)               (7,902)
                                                                                     --------              --------
Income (loss) from continuing operations................................               15,515               (20,663)
Loss from discontinued operations.......................................                   --                (1,481)
                                                                                     --------              --------
  Net income (loss).....................................................             $ 15,515              $(22,144)
                                                                                     ========              ========
Historical net income (loss) per share:
 Basic net income (loss) per share
  Income (loss) from continuing operations..............................             $   0.24              $  (0.35)
                                                                                     ========              ========
  Net income (loss).....................................................             $   0.24              $  (0.37)
                                                                                     ========              ========
 Diluted net income (loss) per share
  Income (loss) from continuing operations..............................             $   0.23              $  (0.35)
                                                                                     ========              ========
  Net income (loss).....................................................             $   0.23              $  (0.37)
                                                                                     ========              ========
Pro forma net income (loss) per share (Note 6):
 Basic net income (loss) per share
  Income (loss) from continuing operations..............................             $   0.21              $  (0.38)
                                                                                     ========              ========
  Net income (loss).....................................................             $   0.21              $  (0.40)
                                                                                     ========              ========
Diluted net income (loss) per share
  Income (loss) from continuing operations..............................             $   0.21              $  (0.38)
                                                                                     ========              ========
  Net income (loss).....................................................             $   0.21              $  (0.40)
                                                                                     ========              ========

  The accompanying notes are an integral part of this condensed consolidated statement of income.

                          SNYDER COMMUNICATIONS, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                  (UNAUDITED)

                                                                                                                 FOR THE
                                                                                                                 -------
                                                                                                               NINE MONTHS
                                                                                                               -----------
                                                                                                           ENDED SEPTEMBER 30,
                                                                                                           -------------------
                                                                                                            1998        1997
                                                                                                          ---------  ----------
                                                                                                             (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).................................................................................        $ 15,515    $(22,144)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization...................................................................          14,978      11,370
  Noncash charge from accelerated vesting of acquired subsidiary options/stock grants.............           2,020       9,097
  Noncash ESOP expense............................................................................              --       3,490
  Loss on disposal of assets......................................................................              89       2,917
  Deferred taxes..................................................................................             (54)     (1,038)
  Other noncash...................................................................................             126         (14)
Changes in assets and liabilities:
  Accounts receivable, net........................................................................           7,077     (16,988)
  Related party receivables.......................................................................           1,424         455
  Receivables from pass through costs.............................................................         (10,308)    (13,899)
  Unbilled services...............................................................................          (6,649)     (2,405)
  Deposits and other assets.......................................................................          (1,601)      1,262
  Other current assets............................................................................          (6,929)       (954)
  Accrued payroll, accounts payable and accrued expenses..........................................          21,131      49,544
  Unearned revenue................................................................................         (10,929)     (1,129)
  Client advances.................................................................................         (10,576)      2,000
  Impact from differing fiscal year ends..........................................................              --      (2,761)
                                                                                                          --------    --------
   Net cash provided by operating activities......................................................          15,314      18,803
                                                                                                          --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of subsidiaries, net of cash acquired....................................................          (3,990)    (16,373)
Purchase of property and equipment................................................................         (28,921)    (13,704)
Proceeds from sale of equipment...................................................................             786          82
Net sales of marketable securities................................................................           1,537       3,813
Purchase of intangible assets.....................................................................            (713)     (4,626)
Note and net advances to stockholders.............................................................             918        (107)
Impact from differing fiscal year ends............................................................              --        (446)
                                                                                                          --------    --------
   Net cash used in investing activities..........................................................         (30,383)    (31,361)
                                                                                                          --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term notes payable to limited partners and others...............................          (1,071)         --
Distributions and dividends.......................................................................          (2,379)     (9,094)
Acquisition of treasury stock.....................................................................          (2,097)     (2,110)
Repayment of long-term debt.......................................................................          (8,631)     (6,592)
Redemption of mandatorily redeemable preferred stock..............................................              --      (6,305)
Redemption/issuance of stock in connection with recapitalization of acquired company..............              --     (16,670)
Net borrowings (repayments) on line of credit.....................................................         (26,889)       (587)
Payments on capital lease obligations.............................................................          (1,388)     (1,066)
Proceeds from exercise of options.................................................................          27,841      18,149
Proceeds from issuance of common stock............................................................          41,299      43,237
Impact from differing fiscal year ends............................................................              --       3,704
                                                                                                          --------    --------
   Net cash provided by financing activities......................................................          26,685      22,666
                                                                                                          --------    --------
Effect of exchange rate changes...................................................................             946         583
                                                                                                          --------    --------
Net increase in cash and equivalents..............................................................          12,562      10,691
Cash and equivalents, beginning of period.........................................................          86,354      74,031
                                                                                                          --------    --------
Cash and equivalents, end of period...............................................................        $ 98,916    $ 84,722
                                                                                                          --------    --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest including dividends on mandatorily redeemable preferred stock..............        $  1,350    $  1,897
Cash paid for income taxes........................................................................          10,823       5,543
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Equipment purchased under capital leases..........................................................             928         717
Distribution of non-operating assets by a subsidiary..............................................             974          --
Issuance of shares of common stock for purchase of subsidiaries...................................          52,568          --
Issuance of common stock related to stock appreciation rights.....................................           3,484          --
Redemption of common stock in exchange for a note payable.........................................              --         457
Issuance of notes payable for purchases of treasury stock.........................................              --         215

  The accompanying notes are an integral part of this condensed consolidated statement of cash flows.

                          SNYDER COMMUNICATIONS, INC.

                   CONDENSED CONSOLIDATED STATEMENT OF EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                  (UNAUDITED)

                                                COMMON                                       ACCUMULATED
                                                ------                                       -----------
                                     COMMON      STOCK   ADDITIONAL   RETAINED                  OTHER
                                     ------      -----   ----------   --------                  -----
                                     STOCK        PAR      PAID-IN    EARNINGS    TREASURY  COMPREHENSIVE           COMPREHENSIVE
                                     -----        ---      -------    --------    --------  -------------           -------------
                                     SHARES      VALUE     CAPITAL    (DEFICIT)    STOCK       INCOME       TOTAL      INCOME
                                   ----------   -------   ---------   ---------   --------     ------      -------     ------
                                                              (IN THOUSANDS, EXCEPT SHARE DATA)
Balance, December 31, 1997,
 as previously restated for
 poolings........................  64,469,000     $64     $178,939    $(52,300)   $(5,473)     $  651      $121,881         --
  Distributions and dividends....          --      --          --       (4,250)        --          --        (4,250)        --
  Net proceeds from secondary
   stock offering................     500,000       1       17,328          --         --          --        17,329         --
  Exercise of stock options
   and subsidiary stock
   appreciation rights...........   1,012,000       1       29,862          --         20          --        29,883         --
  Issuance of shares for
   purchase of subsidiaries......   1,268,000       1       52,455          --         --          --        52,456         --
  Reissuance of treasury stock
   by subsidiaries prior to
   Merger with SNC...............   1,064,000       1       34,773          --         --          --        34,774         --
  Foreign currency translation
   adjustment....................          --      --           --          --         --       1,998         1,998      1,998
  Unrealized gain on marketable
   securities....................          --      --           --          --         --         (53)          (53)       (53)
  Purchases and retirement of
   treasury stock................          --      --           87          --     (2,122)         --        (2,035)        --
  Reclassification of redeemable
   ESOP stock....................          --      --           --         354         --          --           354         --
  Tax benefit from taxable
   merger transaction............          --      --       44,348          --         --          --        44,348         --
  Net income.....................          --      --           --      15,515         --          --        15,515     15,515
                                                                                                                       -------
  Comprehensive income...........          --      --           --          --         --          --            --    $17,460
                                   ----------    ----     --------    --------    -------      ------      --------    =======
Balance, September 30, 1998......  68,313,000     $68     $357,792    $(40,681)   $(7,575)     $2,596      $312,200
                                   ==========     ===     ========    ========    =======      ======      ========

  The accompanying notes are an integral part of this condensed consolidated statement of equity.

                          SNYDER COMMUNICATIONS, INC.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1998
                                  (UNAUDITED)

1. ORGANIZATION, BASIS OF PRESENTATION AND BUSINESS:

   On October 19, 1988, Collegiate Marketing and Communications, Inc., a Delaware corporation (the "General Partner"), and a Delaware limited partnership beneficially owned by Mortimer B. Zuckerman and Fred Drasner (the "Original Limited Partner") entered into a partnership agreement (the "Partnership Agreement") pursuant to the provisions of the Delaware Act, under the name Collegiate Marketing and Communications, L.P. (the "Partnership"). On September 1, 1989, the name of the Partnership was changed to Snyder Communications, L.P., and the name of the General Partner was changed to Snyder Communications, Inc. On May 18, 1995, the Partnership Agreement was amended to admit several new limited partners into the Partnership. On June 25, 1996, the name of the General Partner was changed to Snyder Marketing Services, Inc. ("SMS").

   Snyder Communications, Inc., a Delaware corporation, was incorporated on June 25, 1996, to continue the business operations of the Partnership. Snyder Communications, Inc., in conjunction with all of the existing partners in the Partnership, reorganized on September 24, 1996 (the "Reorganization"), upon the effectiveness of the initial public offering of its common stock. After consummation of the Reorganization, Snyder Communications, Inc. owned 100 percent of the stock of SMS and, directly and indirectly (through its ownership of SMS), 100 percent of the interests in the Partnership (the consolidated entity will be referred to herein as "SNC" or "Snyder Communications").

   During the first nine months of 1998, SNC issued 12,646,541 shares in pooling of interests transactions (the "1998 Mergers"). The transactions include the acquisitions of Health Products Research, Inc. ("HPR"), Publimed Promotions S.A. ("Publimed"), Blau Marketing Technologies, Inc. ("Blau"), Arnold Communications, Inc. ("Arnold"), Clinical Communications Group, Inc. ("Clinical") and MKM Marketinginstitut GmbH ("MKM"). HPR, Publimed, Clinical and MKM provide sales and marketing services to the pharmaceutical industry. HPR operates primarily in the U.S. and provides strategic and tactical sales force market planning and evaluation services to leading pharmaceutical and medical device manufacturers. Publimed markets medical products for pharmaceutical companies in France utilizing field sales. Blau's operations are conducted throughout the U.S. and consist primarily of strategic consulting, creative services, program design and implementation, consumer database management, response tracking and analysis, interactive services and production management. Arnold's operations are also conducted throughout the U.S. , and they include creative services, direct marketing, new media marketing, database management services and full-service public relations for its clients. Clinical, located in the U.S., provides a complete range of healthcare services including educational marketing and publishing for the pharmaceutical industry. MKM markets medical products for pharmaceutical companies in Germany utilizing field sales.

   The accompanying condensed consolidated financial statements have been retroactively restated to reflect the combined financial position and combined results of operations and cash flows of the 1998 Mergers, giving effect to these acquisitions as if they had occurred at the beginning of the earliest period presented (the combined entity will be referred to herein as the "Company"). The condensed consolidated balance sheet for all periods presented gives effect to the conversion of the 1998 Mergers common stock to 12,646,541 shares of SNC common stock. Certain amounts previously presented have been reclassified to conform to the September 30, 1998 presentation.

   Snyder Communications provides fully integrated outsourced marketing solutions. The Company identifies high value consumer segments; designs and implements marketing programs to reach them; initiates and closes sales on behalf of its clients; and provides customer care, retention and loyalty marketing services. The Company's resources include proprietary databases of targeted customers and small businesses; database management services;

                          SNYDER COMMUNICATIONS, INC.

pharmaceutical detailing services; pharmaceutical consulting; medical education communications; proprietary product sampling programs and publications; sponsored information displays in proprietary locations; marketing program consultants; creative services; field sales and marketing representatives; customer service representatives; and direct mail and fulfillment capabilities. The Company's operations are conducted throughout the United States, the United Kingdom ("U.K."), France, Germany, Ireland, the Netherlands and Hungary.

   The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. As a result, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes that the disclosures made are adequate to make the information presented not misleading. The condensed consolidated financial statements reflect all adjustments (consisting of only normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997. Operating results for the nine month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. The unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and footnotes thereto included elsewhere in this Form 8-K/A.

2. BUSINESS COMBINATIONS

   The following details revenues and net income (loss) for each of the nine months ended September 30, 1998 and 1997 of SNC and all entities acquired by SNC through pooling of interests combinations ("Pooled Entities") through the dates of their respective mergers. The SNC amounts include the financial results of the original operations of SNC for the entire period and the financial results of the Pooled Entities for the period subsequent to the dates of their respective mergers.

                                                NINE MONTHS
                                         -------------------------
                                            ENDED SEPTEMBER 30,
                                         -------------------------
                                            1998          1997
                                         -----------   -----------
                                              (IN THOUSANDS)
  Revenues:
     SNC................................   $452,206      $146,039
     Pooled Entities....................     82,119       252,927
                                           --------      --------
                                           $534,325      $398,966
                                           ========      ========
  Net Income (Loss):
     SNC................................   $ 23,287      $  3,866
     Pooled Entities....................     (7,772)      (26,010)
                                           --------      --------
                                           $ 15,515      $(22,144)
                                           ========      ========

   During the nine months ended September 30, 1998, SNC and the Pooled Entities recorded $14.8 million and $28.6 million, respectively, of non-recurring acquisition and related costs. Excluding the non-recurring acquisition and related costs and assuming that all of the Pooled Entities had been taxed similarly to C corporations, SNC and the Pooled Entities would have recorded approximately $34.4 million and $13.5 million, respectively, of net income for the nine months ended September 30, 1998 for a combined basic and diluted net income per share from continuing operations and excluding non-recurring costs of $0.73 and $0.71, respectively.

   During the nine months ended September 30, 1997, SNC recorded $14.3 million of non-recurring acquisition and related costs, and the Pooled Entities recorded $41.8 million in non-recurring costs which consisted of

                          SNYDER COMMUNICATIONS, INC.

$18.9 million of acquisition and related costs, $16.1 million of compensation to stockholders, $3.4 million of ESOP expense, $1.9 million of recapitalization costs and the $1.5 million loss from discontinued operations. Excluding the non-recurring costs and assuming that all of the Pooled Entities had been taxed similarly to C corporations, SNC would have recorded approximately $13.8 million of net income for the nine months ended September 30, 1997, and the Pooled Entities would have recorded approximately $10.1 million of net income for the same period for a combined basic and diluted net income per share from continuing operations and excluding non-recurring costs of $0.40 and $0.39, respectively.

   During the first nine months of 1998 SNC completed purchase business combinations, including CLI Pharma (March 25, 1998) and HealthCare Promotions ("HCP") (February 13, 1998), for total consideration paid of approximately $52.6 million (1,268,000 shares of SNC common stock and $5 million in cash). Based upon a preliminary allocation of purchase consideration, these purchase business combinations have resulted in additional goodwill of approximately $50.0 million.

   The following table presents pro forma financial information as if the Company's 1997 purchase of Halliday Jones Sales Ltd. and 1998 purchases of HCP and CLI Pharma had been consummated at the beginning of each of the periods presented and all of the Company's operations had been taxed similarly to a C corporation (in thousands):

                                                            NINE MONTHS
                                                        --------------------
                                                         ENDED SEPTEMBER 30,
                                                        --------------------
                                                          1998       1997
                                                        ---------  ---------
                                                            (UNAUDITED)
  Pro Forma Revenues................................... $545,092   $444,987
  Pro Forma Income (Loss) from Continuing Operations...   14,726    (20,198)
  Pro Forma Net Income (Loss)..........................   14,726    (21,679)
  Pro Forma Basic Net Income (Loss) Per Share..........     0.22      (0.36)
  Pro Forma Diluted Net Income (Loss) Per Share........     0.22      (0.36)


   During the nine months ended September 30, 1998, the Company recorded
$43.4 million of non-recurring acquisition and related costs. Excluding the non-recurring acquisition and related costs, the Company would have recorded
$58.1 million in pro forma net income for the nine months ended September 30, 1998 and pro forma basic and diluted net income per share of $0.88 and $0.85, respectively, for the period.

   During the nine months ended September 30, 1997, the Company recorded
$56.1 million in non-recurring costs, consisting of $33.2 million of acquisition and related costs, $16.1 million of compensation to stockholders, $3.4 million of ESOP expense, $1.9 million of recapitalization costs and the $1.5 million loss from discontinued operations. Excluding these non-recurring costs, the Company would have recorded $34.9 million of pro forma net income for the nine months ended September 30, 1997 and pro forma basic and diluted net income per share of $0.57 and $0.56, respectively, for the period.

                          SNYDER COMMUNICATIONS, INC.

3. RECEIVABLES FROM PASS THROUGH COSTS:

   Receivables from pass through costs relate to services purchased from third parties, on behalf of clients, for which no revenue is recorded.

4. ACQUISITION AND RELATED COSTS:

   During the nine months ended September 30, 1998, SNC recorded $43.4 million in non-recurring acquisition and related costs. These costs are primarily related to the consummation of the 1998 Mergers and consist of investment banking fees, expenses associated with stock appreciation rights, other professional service fees, tax payments and other contractual payments. In addition, this amount includes a charge of approximately $4.7 million for costs necessary to implement the Company's 1998 consolidation of certain U.S. and U.K. operations. The charge consists of approximately $2.3 million to consolidate and terminate lease obligations and write off leasehold improvements at the office facilities of three acquired subsidiaries and $2.4 million in severance and related costs to terminate the employment of 54 management and administrative personnel at the acquired subsidiaries. As of September 30, 1998, 18 employees had terminated employment with the Company, and $2.0 million had been charged against the total liability.

5. INCOME TAXES:

   The Company's effective tax rate for the nine months ended September 30, 1998 and 1997 differs from the federal statutory rate due primarily to the nondeductibility of certain non-recurring acquisition costs, state income taxes, the different tax status of certain of the Pooled Entities prior to their merger with SNC and different statutory rates for the Company's international operations.

6. PRO FORMA INCOME (LOSS) DATA:

   The pro forma net income (loss) per share amounts include a provision for federal and state income taxes as if the Company had been a taxable
C corporation for all periods presented. The pro forma income tax rate on the Company's recurring operations reflects the combined federal and state income taxes of approximately 38.00 percent and 42.98 percent for the nine months ended September 30, 1998 and 1997. The pro forma income tax rates in the table below differ from the pro forma income tax rates on the Company's recurring operations due to the nondeductibility of certain of the acquisition and related costs.

   The table below presents this pro forma calculation of net loss (in thousands):

                                                                                FOR THE NINE MONTHS
                                                                               ---------------------
                                                                                ENDED SEPTEMBER 30,
                                                                               ---------------------
                                                                                  1998       1997
                                                                               ----------  ---------
Pro forma net income (loss) data:
Historical income (loss) from continuing operations before income taxes......   $ 33,914   $(12,761)
Pro forma provisions for income taxes........................................    (19,954)   (10,011)
                                                                                --------   --------
Pro forma income (loss) from continuing operations...........................     13,960    (22,772)
                                                                                --------   --------
Loss from discontinued operations, less applicable pro forma income taxes....         --       (884)
                                                                                --------   --------
Pro forma net income (loss)..................................................   $ 13,960   $(23,656)
                                                                                ========   ========

                          SNYDER COMMUNICATIONS, INC.

7.  PUBLIC OFFERING OF COMMON STOCK:

    On May 27, 1998 the Company completed the public offering of 7,068,006 shares of its common stock, par value $0.001 per share (the "Common Stock") at an offering price of $42.00 per share. The offering included 500,064 newly issued shares of Common Stock sold by the Company and 6,567,942 previously outstanding shares of Common Stock sold by selling stockholders. The Company received net proceeds of $17.3 million from the offering (after deducting the estimated costs associated with the offering). The Company did not receive any proceeds from the sale of shares of Common Stock in the offering by the selling stockholders.

8.  ACCUMULATED OTHER COMPREHENSIVE INCOME:

    The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS 130"), during the first quarter of 1998. SFAS 130 requires companies to report as comprehensive income all changes in equity during a period, except those resulting from investments and distributions to owners, in financial statements for the period in which they are recognized. Included within accumulated other comprehensive income are the cumulative amounts for foreign currency translation adjustments and unrealized gains and losses on marketable securities. The cumulative foreign currency translation adjustment was $2,585,000 and $587,000 as of September 30, 1998 and December 31, 1997, respectively. The cumulative gain on marketable securities was $11,000 and $64,000 as of September 30, 1998 and December 31, 1997, respectively.

9.  TAX BENEFIT FROM TAXABLE MERGER TRANSACTION:

    SNC will receive a future tax benefit arising from the tax treatment of its first quarter 1998 merger with Arnold Communications, Inc. In accordance with generally accepted accounting principles, because the merger has been accounted for as a pooling of interests, the net estimated future tax benefit of approximately $44.4 million is reflected as a deferred tax asset in the accompanying condensed consolidated balance sheet at September 30, 1998 with the offsetting credit made to additional paid-in-capital.

10. NET INCOME (LOSS) PER SHARE:

    A reconciliation of the shares used to compute basic and diluted earnings per share follows. For each of the periods presented, the same net income (loss) used to compute basic earnings per share was used to compute diluted earnings per share.

                                                                                 FOR THE NINE MONTHS
                                                                                 -------------------
                                                                                 ENDED SEPTEMBER 30,
                                                                                 -------------------
                                                                                    1998      1997
                                                                                 ---------  --------
                                                                                    (IN THOUSANDS)
Weighted average shares outstanding for the period used in
 computation of basic net income (loss) per share...............................    65,538    59,627
Diluted impact of stock options.................................................     2,191        --
                                                                                    ------    ------
Shares used in computation of diluted net income (loss) per share...............    67,729    59,627

    For the nine months ended September 30, 1998 and 1997, there existed weighted average common stock equivalents of 684,553 and 1,469,849, respectively, which are not included in the calculation of diluted net income per share because they were antidilutive for the periods.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Snyder Communications, Inc.:

    We have audited the accompanying consolidated balance sheet of Snyder Communications, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1997, and the related consolidated statements of income, equity, and cash flows for each of the years in the three year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the 1995 and 1996 financial statements of American List Corporation or Brann Holdings Limited included in the consolidated financial statements of the Company, which statements reflect total assets constituting 17 percent of the related consolidated total as of December 31, 1996, and revenues constituting 14 percent and 18 percent of the related consolidated totals in 1996 and 1995, respectively. These statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for American List Corporation or Brann Holdings Limited, is based solely upon the reports of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

    In our opinion, based upon our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Snyder Communications, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                  Arthur Andersen LLP

Washington, D.C.
November 12, 1998

                          SNYDER COMMUNICATIONS, INC.

                          CONSOLIDATED BALANCE SHEET
                                    (NOTE 1)
                                 (IN THOUSANDS)

                                                                                                  DECEMBER 31,
                                                                                           --------------------------
                                                                                               1997          1996
                                                                                           ------------  ------------
                                             ASSETS
                                             ------
Current assets:
  Cash and equivalents.....................................................................   $ 86,354      $ 74,031
  Marketable securities....................................................................      2,349         9,715
  Accounts receivable, net of allowance for doubtful accounts of $7,654 and $2,492
    at December 31, 1997 and 1996, respectively............................................     88,800        58,962
  Receivables from pass through costs......................................................     74,964        64,483
  Related party receivables................................................................      3,335         1,439
  Unbilled services........................................................................     19,462        13,739
  Other current assets.....................................................................     27,911        15,810
                                                                                              --------      --------
     Total current assets..................................................................    303,175       238,179
                                                                                              --------      --------
Property and equipment, net................................................................     43,737        34,357
Goodwill and other intangible assets, net..................................................     68,943        23,432
Deposits and other assets..................................................................     14,756         9,759
                                                                                              --------      --------
     Total assets..........................................................................   $430,611      $305,727
                                                                                              ========      ========
                                    LIABILITIES AND EQUITY
                                    ----------------------
Current liabilities:
  Lines of credit..........................................................................   $ 27,427      $  7,421
  Current maturities of long-term debt.....................................................      2,086         6,920
  Accrued payroll..........................................................................     24,143         8,516
  Accounts payable.........................................................................     99,176        81,982
  Accrued expenses.........................................................................     93,412        55,967
  Client advances..........................................................................     10,696         8,152
  Unearned revenue.........................................................................     28,619        21,797
                                                                                              --------      --------
     Total current liabilities.............................................................    285,559       190,755
                                                                                              --------      --------
Related party borrowings...................................................................      5,210        11,697
Mandatorily redeemable preferred stock, held by related parties............................         --         8,452
Long-term obligations under capital leases.................................................      1,751         2,413
Long-term debt, net of current maturities..................................................      3,935        14,145
Other liabilities (including deferred income taxes of $2,803 and $285 at December 31,
 1997 and 1996, respectively)..............................................................      6,997         4,532
Commitments and contingencies
Redeemable ESOP stock, 147 and 72 shares outstanding at December 31, 1997 and
 1996, respectively........................................................................      5,278         2,452
Equity:
Preferred stock, $.001 par value per share, 5,000 shares authorized, none issued and
 outstanding at December 31, 1997 and 1996.................................................         --            --
Common stock, $.001 par value per share, 120,000 shares authorized, 64,469 and
 60,715 shares issued and outstanding at December 31, 1997 and 1996, respectively..........         64            60
Additional paid-in capital.................................................................    178,939        58,072
Treasury stock, at cost, 1,146 and 1,059 shares at December 31, 1997 and 1996,
 respectively..............................................................................     (5,473)       (9,431)
Accumulated other comprehensive income.....................................................        651           269
Unearned ESOP compensation.................................................................         --        (1,566)
Retained (deficit) earnings................................................................    (52,300)       23,877
                                                                                              --------      --------
     Total equity..........................................................................    121,881        71,281
                                                                                              --------      --------
     Total liabilities and equity..........................................................   $430,611      $305,727
                                                                                              ========      ========

The accompanying notes are an integral part of this consolidated balance sheet.

                          SNYDER COMMUNICATIONS, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                    (NOTE 1)

                                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                                            --------------------------------------------
                                                                                1997            1996           1995
                                                                            -------------  --------------  -------------
                                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues..................................................................      $558,429        $447,462       $349,182
Operating expenses:
  Cost of services........................................................       394,276         309,732        221,908
  Selling, general and administrative expenses............................       113,673          91,902         73,700
  Compensation to stockholders............................................        26,525          14,344         13,439
  ESOP expense............................................................         5,411           6,553          2,172
  Recapitalization costs..................................................         1,889              --             --
  Acquisition and related costs...........................................        39,430              --             --
                                                                                --------        --------       --------
Income (loss) from operations.............................................       (22,775)         24,931         37,963
Interest expense, including amounts to related parties of $1,663, $2,728
 and $1,785 in 1997, 1996, and 1995, respectively.........................        (4,290)         (5,123)        (3,684)
Investment income.........................................................         3,342           3,054          2,196
                                                                                --------        --------       --------
Income (loss) from continuing operations before income taxes..............       (23,723)         22,862         36,475
Income tax provision......................................................        (4,396)         (5,895)        (9,605)
                                                                                --------        --------       --------
Income (loss) from continuing operations..................................       (28,119)         16,967         26,870
Loss from discontinued operations.........................................        (1,507)         (1,498)            --
                                                                                --------        --------       --------
Income (loss) before extraordinary item...................................       (29,626)         15,469         26,870
Extraordinary item, less applicable income taxes of $806..................            --          (1,215)            --
                                                                                --------        --------       --------
  Net income (loss).......................................................      $(29,626)       $ 14,254       $ 26,870
                                                                                ========        ========       ========
Historical net income (loss) per share:
 Basic net income (loss) per share
  Income (loss) from continuing operations................................      $   (.46)       $    .30       $    .48
                                                                                ========        ========       ========
  Net income (loss).......................................................      $   (.49)       $    .25       $    .48
                                                                                ========        ========       ========
 Diluted net income (loss) per share
  Income (loss) from continuing operations................................      $   (.46)       $    .30       $    .48
                                                                                ========        ========       ========
  Net income (loss).......................................................      $   (.49)       $    .25       $    .48
                                                                                ========        ========       ========
Pro forma net income (loss) per share (unaudited) (Note 3):
 Basic net income (loss) per share
  Income (loss) from continuing operations................................      $   (.53)       $    .17       $    .42
                                                                                ========        ========       ========
  Net income (loss).......................................................      $   (.54)       $    .13       $    .42
                                                                                ========        ========       ========
 Diluted net income (loss) per share
  Income (loss) from continuing operations................................      $   (.53)       $    .16       $    .42
                                                                                ========        ========       ========
  Net income (loss).......................................................      $   (.54)       $    .13       $    .42
                                                                                ========        ========       ========

 The accompanying notes are an integral part of this consolidated statement of income.

                          SNYDER COMMUNICATIONS, INC.

                        CONSOLIDATED STATEMENT OF EQUITY

                                    (NOTE 1)

                                                    COMMON
                                         COMMON      STOCK   ADDITIONAL   RETAINED    LIMITED
                                          STOCK       PAR      PAID-IN    EARNINGS   PARTNERS'
                                         SHARES      VALUE     CAPITAL    (DEFICIT)   DEFICIT
                                       -----------  -------  -----------  ---------  ----------
                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
Balance, December 31, 1994, as
 previously restated for
 poolings............................  14,490,000      $14     $  7,600   $ 13,527     $(1,410)
 Pooling of 1998 Mergers.............  12,008,000       12        6,208      6,080          --
                                       ----------      ---     --------   --------   ---------
Balance, December 31, 1994, as
 restated for poolings...............  26,498,000       26       13,808     19,607      (1,410)
 Pooling of Bounty Group
  Holdings Ltd.......................   1,327,000        1          171     (5,008)         --
 Proceeds from sale of
  Partnership interest, net of
  income taxes of
  $815,000...........................          --       --        1,221         --          14
 Distributions and dividends.........          --       --           --     (7,809)     (3,853)
 Issuance of common stock............     819,000        1          226         --          --
 Exercise of stock options...........     480,000       --          827         --          --
 Foreign currency translation
  adjustment.........................          --       --           --         --          --
 Unrealized gain on
  marketable securities..............          --       --           --         --          --
 Purchases and retirements of
  treasury stock.....................     (28,000)      --         (517)        --          --
 ESOP obligation.....................          --       --           --         --          --
 Release of ESOP shares..............          --       --          (54)      (142)         --
 Reclassification to redeemable
  ESOP stock.........................          --       --            5         --          --
 Net income..........................          --       --           --     23,070       3,800

 Comprehensive income................          --       --           --         --          --
                                       ----------      ---     --------   --------   ---------
Balance, December 31, 1995...........  29,096,000       28       15,687     29,718      (1,449)
 Distributions and dividends.........          --       --           --    (24,988)     (8,612)
 Net proceeds from
  stock issuances....................   4,271,000        4       59,364         --          --
 Reorganization......................  28,959,000       29      (15,558)     7,630       7,899
 Exercise of stock options...........      63,000       --        1,005         --          --
 Foreign currency translation
  adjustment.........................          --       --           --         --          --
 Unrealized loss on marketable
  securities.........................          --       --           --         --          --
 Purchases and retirements of
  treasury stock.....................  (1,674,000)      (1)      (2,768)       (34)         --
 Reissuance of treasury
  stock..............................          --       --           96         --          --
 Release of ESOP shares..............          --       --        2,429       (539)         --
 Reclassification to redeemable
  ESOP stock.........................          --       --       (2,183)        --          --
 Net income..........................          --       --           --     12,090       2,162

 Comprehensive income................          --       --           --         --          --
                                       ----------      ---     --------   --------   ---------
Balance, December 31, 1996...........  60,715,000       60       58,072     23,877          --
 Distributions and dividends.........          --       --           --     (7,927)         --
 Net proceeds from secondary
  stock offering.....................   1,850,000        2       42,711         --          --
 Exercise of stock options...........   1,789,000        2       39,179         --          --
 Issuance of shares for
  purchase of subsidiaries...........     644,000        1       13,855         --          --
 Foreign currency translation
  adjustment.........................          --       --           --         --          --
 Unrealized gain on
  marketable securities..............          --       --           --         --          --
 Purchases and retirements of
  treasury stock.....................    (634,000)      (1)      (4,223)        --          --
 Reissuance of treasury
  stock..............................     105,000       --        3,949         --          --
 Release of ESOP shares..............          --       --        1,971         --          --
 Reclassification to redeemable
  ESOP stock.........................          --       --       (2,826)        --          --
 Effect of recapitalization of
  acquired subsidiary................          --       --       20,827    (37,119)         --
 Capital contribution
  Subsidiary.........................          --       --        5,424         --          --
 Net loss............................          --       --           --    (29,626)         --
 Comprehensive income
  (loss).............................          --       --           --         --          --
 Impact from differing fiscal
  year-ends (Note 1).................          --       --           --     (1,505)         --
                                       ----------      ---     --------   --------   ---------
Balance, December 31, 1997...........  64,469,000      $64     $178,939   $(52,300)    $    --
                                       ==========      ===     ========   ========   =========

                                                                  ACCUMULATED
                                         UNEARNED                    OTHER
                                           ESOP       TREASURY   COMPREHENSIVE               COMPREHENSIVE
                                       COMPENSATION     STOCK        INCOME        TOTAL         INCOME
                                       ------------   --------   -------------    --------   -------------
                                                           (IN THOUSANDS, EXCEPT SHARE DATA)
Balance, December 31, 1994, as
 previously restated for
 poolings............................       $    --    $  (420)          $  64    $ 19,375        $     --
 Pooling of 1998 Mergers.............        (5,249)    (1,920)            (20)      5,111              --
                                       ------------    -------           -----    --------        --------
Balance, December 31, 1994, as
 restated for poolings...............        (5,249)    (2,340)             44      24,486              --
 Pooling of Bounty Group
  Holdings Ltd.......................            --         --              --      (4,836)             --
 Proceeds from sale of
  Partnership interest, net of
  income taxes of
  $815,000...........................            --         --              --       1,235              --
 Distributions and dividends.........            --         --              --     (11,662)             --
 Issuance of common stock............            --         --              --         227              --
 Exercise of stock options...........            --         --              --         827              --
 Foreign currency translation
  adjustment.........................            --         --             101         101             101
 Unrealized gain on
  marketable securities..............            --         --             365         365             365
 Purchases and retirements of
  treasury stock.....................            --     (1,133)             --      (1,650)             --
 ESOP obligation.....................        (1,729)        --              --      (1,729)             --
 Release of ESOP shares..............         2,654         --              --       2,458              --
 Reclassification to redeemable
  ESOP stock.........................            --         --              --           5              --
 Net income..........................            --         --              --      26,870          26,870
                                                                                                  --------
 Comprehensive income................            --         --              --          --        $ 27,336
                                       ------------    -------           -----    --------        ========
Balance, December 31, 1995...........        (4,324)    (3,473)            510      36,697              --
 Distributions and dividends.........            --         --              --     (33,600)             --
 Net proceeds from
  stock issuances....................            --         --              --      59,368              --
 Reorganization......................            --         --              --          --              --
 Exercise of stock options...........            --         --              --       1,005              --
 Foreign currency translation
  adjustment.........................            --         --            (130)       (130)           (130)
 Unrealized loss on marketable
  securities.........................            --         --            (111)       (111)           (111)
 Purchases and retirements of
  treasury stock.....................            --     (6,433)             --      (9,236)             --
 Reissuance of treasury
  stock..............................            --        475              --         571              --
 Release of ESOP shares..............         2,758         --              --       4,648              --
 Reclassification to redeemable
  ESOP stock.........................            --         --              --      (2,183)             --
 Net income..........................            --         --              --      14,252          14,252
                                                                                                  --------
 Comprehensive income................            --         --              --          --        $ 14,011
                                       ------------    -------           -----    --------        ========
Balance, December 31, 1996...........        (1,566)    (9,431)            269      71,281
 Distributions and dividends.........            --         --              --      (7,927)             --
 Net proceeds from secondary
  stock offering.....................            --         --              --      42,713              --
 Exercise of stock options...........            --         --              --      39,181              --
 Issuance of shares for
  purchase of subsidiaries...........            --         --              --      13,856              --
 Foreign currency translation
  adjustment.........................            --         --             360         360             360
 Unrealized gain on
  marketable securities..............            --         --              22          22              22
 Purchases and retirements of
  treasury stock.....................            --      3,010              --      (1,214)             --
 Reissuance of treasury
  stock..............................            --        948              --       4,897              --
 Release of ESOP shares..............         1,566         --              --       3,537              --
 Reclassification to redeemable
  ESOP stock.........................            --         --              --      (2,826)             --
 Effect of recapitalization of
  acquired subsidiary................            --         --              --     (16,292)
 Capital contribution
  Subsidiary.........................            --         --              --       5,424
 Net loss............................            --         --              --     (29,626)        (29,626)
                                                                                                  --------
 Comprehensive income
  (loss).............................            --         --              --          --        $(29,244)
                                                                                                  ========
 Impact from differing fiscal
  year-ends (Note 1).................            --         --              --      (1,505)
                                       ------------    -------           -----    --------
Balance, December 31, 1997...........       $    --    $(5,473)          $ 651    $121,881
                                       ============    =======           =====    ========

       The accompanying notes are an integral part of this consolidated statement of equity.

                          SNYDER COMMUNICATIONS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                    (NOTE 1)

                                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                                             -----------------------------------
                                                                                                1997         1996        1995
                                                                                             -----------  -----------  ---------
                                                                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)  ........................................................................    $(29,626)  $   14,254   $ 26,870
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization  ..........................................................      15,052       13,189     11,543
  Loss on repayment of subordinated debt  .................................................          --        2,021         --
  Noncash charge from accelerated vesting of Brann Holdings options  ......................       9,097           --         --
  Noncash ESOP expense  ...................................................................       4,851        5,282         --
  Loss on disposal of assets  .............................................................       3,357          820        139
  Net realized (gain) loss on sale of marketable securities................................          36            2        (25)
  Other noncash amounts  ..................................................................     (10,474)      (1,116)       (64)
Changes in assets and liabilities:
  Accounts receivable, net  ...............................................................     (41,627)     (36,126)    (5,194)
  Related party receivables................................................................         308         (494)       (30)
  Unbilled services  ......................................................................      (5,623)      (4,887)       246
  Deposits and other assets  ..............................................................         141         (428)    (4,773)
  Other current assets  ...................................................................       3,119       (1,510)    (3,254)
  Accrued payroll, accounts payable and accrued expenses  .................................      62,695       40,844     10,945
  Unearned revenue  .......................................................................       7,424        4,068      1,972
  Less impact from differing year ends  ...................................................      (2,761)          --         --
                                                                                               --------   ----------   --------
   Net cash provided by operating activities  .............................................      15,969       35,919     38,375
                                                                                               --------   ----------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of subsidiaries  .................................................................     (22,066)          --     (5,659)
Purchase of property and equipment  .......................................................     (19,278)     (12,402)    (9,748)
Proceeds from sale of equipment  ..........................................................         219          245        168
Net (purchases) sales of marketable securities  ...........................................       7,808        1,906     (2,613)
Purchase of intangible assets  ............................................................      (5,088)      (2,845)    (3,395)
Note and net advances to stockholders  ....................................................       1,467           30     (2,765)
Less impact from differing year ends  .....................................................        (446)          --         --
                                                                                               --------   ----------   --------
   Net cash used in investing activities  .................................................     (37,384)     (13,066)   (24,012)
                                                                                               --------   ----------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term notes payable to limited partners and others  ......................     (31,090)      (3,483)    (4,984)
Proceeds from issuance of subordinated debentures due to related parties  .................          --          294      9,531
Repayment of subordinated debentures due to related parties  ..............................          --       (6,900)        --
Net proceeds from sale of partnership interest  ...........................................          --           --      1,235
Debt issuance costs  ......................................................................          --          (25)      (604)
Distributions and dividends  ..............................................................      (9,547)     (30,325)   (10,609)
Acquisition of treasury stock  ............................................................      (1,214)      (6,641)    (1,435)
Net increase in short term borrowings  ....................................................          --          500      2,500
Proceeds from long-term debt  .............................................................       7,101        1,592        915
Proceeds from mandatorily redeemable preferred stock  .....................................          --        3,238         --
Redemption of mandatorily redeemable preferred stock  .....................................      (8,330)          --         --
Net borrowings (repayments) on line of credit  ............................................      17,864       (6,669)     6,299
Payments on capital lease obligations  ....................................................      (2,052)      (1,079)    (1,123)
Proceeds from exercise of options  ........................................................      25,128          425         --
Proceeds from stock offerings  ............................................................      43,250       60,233        166
Issuance of stock in connection with recapitalization of acquired company..................     (16,670)          --         --
Loan provided by Investor..................................................................      10,000           --         --
Payment of Investor loan...................................................................     (10,000)          --         --
Investor capital contribution..............................................................       5,424           --         --
Impact from effect of differing year ends  ................................................       3,704           --         --
                                                                                               --------   ----------   --------
   Net cash provided by financing activities  .............................................      33,568       11,160      1,891
                                                                                               --------   ----------   --------
Effect of exchange rate changes  ..........................................................         170        1,180       (295)
                                                                                               --------   ----------   --------
Net increase in cash and equivalents  .....................................................      12,323       35,193     15,959
Cash and equivalents, beginning of period  ................................................      74,031       38,838     22,879
                                                                                               --------   ----------   --------
Cash and equivalents, end of period  ......................................................    $ 86,354   $   74,031   $ 38,838
                                                                                               ========   ==========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest including dividends on mandatorily redeemable preferred stock  .....    $  2,089   $    3,872   $  2,485
Cash paid for income taxes  ...............................................................       7,451        8,225      7,573
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Equipment purchased under capital leases  .................................................         717        3,558        526
Distribution of note receivable from stockholder to SMS Stockholders  .....................          --        2,725        437
Issuance of shares of common stock for purchase of subsidiaries  ..........................      13,320           --        215
Issuance of note for purchase of treasury stock  ..........................................         215        2,595         --
Redemption of common stock in exchange for note payable....................................         457           --         --

 The accompanying notes are an integral part of this consolidated statement of cash flows.

                          SNYDER COMMUNICATIONS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION, BASIS OF PRESENTATION AND BUSINESS:

    On October 19, 1988, Collegiate Marketing and Communications, Inc., a Delaware corporation (the "General Partner"), and a Delaware limited partnership beneficially owned by Mortimer B. Zuckerman and Fred Drasner (the "Original Limited Partner") entered into a partnership agreement (the "Partnership Agreement") pursuant to the provisions of the Delaware Act, under the name Collegiate Marketing and Communications, L.P. (the "Partnership"). On September 1, 1989, the name of the Partnership was changed to Snyder Communications, L.P., and the name of the General Partner was changed to Snyder Communications, Inc. On May 18, 1995, the Partnership Agreement was amended to admit several new limited partners into the Partnership. On June 25, 1996, the name of the General Partner was changed to Snyder Marketing Services, Inc. ("SMS").

    Snyder Communications, Inc., a Delaware corporation, was incorporated on June 25, 1996, to continue the business operations of the Partnership. Snyder Communications, Inc., in conjunction with all of the existing partners in the Partnership, reorganized on September 24, 1996 (the "Reorganization"), upon the effectiveness of the initial public offering of its common stock.

    Prior to the Reorganization, SMS owned 63.85 percent of the Partnership and the limited partners owned the remaining 36.15 percent. The Reorganization resulted in the stockholders of SMS exchanging 100 percent of their SMS stock for stock of Snyder Communications, Inc., simultaneously with the limited partners exchanging their limited partnership interests in the Partnership for common stock of Snyder Communications, Inc. After consummation of the Reorganization, Snyder Communications, Inc. owned 100 percent of the stock of SMS and, directly and indirectly (through its ownership of SMS), 100 percent of the interests in the Partnership. In connection with the Reorganization, 29,458,400 shares of common stock were issued to the stockholders of Snyder Communications, Inc.

    Because of the continuity of ownership, the Reorganization was accounted for by combining the assets, liabilities and operations of SMS, the Partnership and Snyder Communications, Inc., at their historical cost basis. Accordingly, the accompanying consolidated financial statements as of and for the year ended December 31, 1995, include a combination of the accounts of SMS and the Partnership after elimination of all significant intercompany transactions. The accompanying consolidated financial statements as of and for the years ended December 31, 1997 and 1996, include the consolidated accounts of Snyder Communications, Inc., SMS and the Partnership (the consolidated entity will be referred to herein as "SNC" or "Snyder Communications") after elimination of all significant intercompany transactions. Certain amounts previously presented have been reclassified to conform to the December 31, 1997 presentation. Throughout 1997 and the first nine months of 1998, SNC acquired several companies in transactions that were accounted for as poolings of interests for financial reporting purposes. The accompanying consolidated financial statements have been retroactively restated to reflect the poolings of interests transactions. During 1997, the Company (as defined herein) also made several acquisitions that have been accounted for as purchase business combinations.

    Snyder Communications provides fully integrated outsourced marketing solutions. The Company identifies high value market segments; designs and implements marketing programs to reach them; initiates and closes sales on behalf of its clients; and provides customer care, retention and loyalty marketing services. The Company's resources include proprietary databases of targeted customers and small businesses; database management services; pharmaceutical detailing services; pharmaceutical consulting; medical educational communications; proprietary product sampling programs and publications; sponsored information displays in proprietary locations; marketing program consultants; creative services; field sales and marketing representatives; customer service representatives;

                          SNYDER COMMUNICATIONS, INC.

and direct mail and fulfillment capabilities. The Company's operations are conducted throughout the United States, the United Kingdom ("U.K."), France, Germany, Ireland, Holland and Hungary.

    The Company characterizes its service offerings into three types: healthcare services, direct services and creative services. The Company provides complete marketing solutions for its clients by integrating these three types of services into sales and marketing programs.

    The healthcare services offered by the Company are designed to establish and monitor marketing plans as well as to provide face-to-face interaction with physicians and other healthcare providers. Healthcare services consist primarily of pharmaceutical detailing and sales force training, but also include educational communications as well as establishing marketing plans, targeting specific markets and evaluating sales performance. During 1997 and the first nine months of 1998, the Company issued 4,035,182 and 7,340,236 shares, respectively, in poolings of interests transactions with companies that provide healthcare services. These transactions include the acquisitions of MMD, Inc. ("MMD"), GEM Communications, Inc. ("GEM"), Rapid Deployment Group Limited ("RDL"), PharmFlex, Health Products Research, Inc. ("HPR"), Publimed Promotions S.A. ("Publimed"), Clinical Communications Group, Inc. ("Clinical") and MKM Marketinginstitut GmbH ("MKM"). During 1997, the Company also acquired
Halliday Jones Sales Ltd. ("HJ") in a purchase transaction. MMD, RDL, HJ, PharmFlex, Publimed and MKM all market medical products for pharmaceutical companies utilizing field sales. MMD and PharmFlex operate throughout the U.S. RDL operates primarily in the U.K., but also in Hungary; HJ in the U.K., but also Ireland; Publimed in France; and MKM in Germany. GEM and Clinical provide a complete range of healthcare educational and marketing services with specialties in educational research, marketing and publishing for the pharmaceutical industry. HPR provides strategic and tactical sales force market planning and evaluation services to leading pharmaceutical and medical device manufacturers. HPR's services include sales and marketing resource allocation, sales force planning and the integration and evaluation of sales and marketing promotions.

    The direct services offered by the Company are marketing and sales programs designed to directly reach certain, sometimes targeted, consumer groups. The programs offered within direct services focus on stimulating and creating brand awareness as well as acquiring and retaining customers. The specific services offered within direct services include strategic planning and design, WallBoard(R) and other information displays, proprietary sampling programs and publications, face-to-face field sales, teleservices, database mailings, interactive services, and return-on-investment evaluation. During 1997 and the first nine months of 1998, the Company issued 10,414,888 and 2,527,134 shares, respectively, in poolings of interests transactions with companies that provide direct services. These transactions include the acquisitions of Brann Holdings Limited ("Brann"), Blau Marketing Technologies, Inc. ("Blau"), Bounty Group Holdings Limited ("Bounty"), Sampling Corporation of America ("SCA") and American List Corporation ("American List"). Brann's operations are conducted throughout the U.K. and consist primarily of planning, creating and delivering direct response marketing communications; marketing systems design and consultancy; print production services; and telephone and response management services for companies involved in direct marketing and selling. Blau's operations are conducted throughout the U.S. and consist primarily of strategic consulting and design; program creation and implementation; consumer database management; response tracking and analysis; and production management. Brann and Blau both provide a broad range of services and full-scale direct marketing and selling programs. The programs offered by Bounty, SCA and American List are more focused and consist primarily of product sampling at Bounty and SCA and data mining at American List. Bounty provides targeted product sampling and proprietary publications to expectant mothers, new mothers and parents of toddlers in the U.K. and Ireland. SCA distributes product samples and proprietary publications on behalf of consumer packaged goods manufacturers in the U.S. through primary and secondary schools, daycare centers, colleges and immigrant organizations. American List develops, maintains and markets databases of high school, college and pre-school through junior high school students in the U.S. Prior to its merger with the Company,

                          SNYDER COMMUNICATIONS, INC.

American List utilized a February 28 fiscal year end. Concurrent with its merger with the Company, American List changed its fiscal year end to December 31.

    The creative services offered by the Company were established with the acquisition of Arnold Communications, Inc. ("Arnold") and are designed to create the right kind of advertising for clients. The specific services offered within creative services include advertising, creative design, public relations, media placement and interactive services. During the first nine months of 1998, the Company issued 2,779,171 shares in a pooling of interests transaction with Arnold.

    The companies with whom Snyder has entered into mergers accounted for as poolings of interests for financial reporting purposes will be collectively referred to as the "Pooled Entities" and their mergers will be referred to herein as the "Acquisitions." The accompanying consolidated financial statements have been retroactively restated to reflect the combined financial position and combined results of operations and cash flows of the Pooled Entities for all periods presented, giving effect to the Acquisitions as if they had occurred at the beginning of the earliest period presented (the combined entity will be referred to herein as the "Company"). The accompanying consolidated balance sheet as of December 31, 1996 reflects the combination of the accounts of American List as of February 28, 1997, while the related consolidated statements of income, equity and cash flows for each of the two years in the period ended December 31, 1996 reflect the combination of the American List statements of income, equity and cash flows for the two years in the period ended February 28, 1997. The consolidated balance sheets for all periods presented give effect to the conversion of the shares of the Pooled Entities' common stock into 27,096,611 shares of SNC common stock. The accompanying financial statements include the financial information of SNC's combinations with Arnold Communications, Inc., Health Products Research, Inc., Blau Marketing Technologies, Inc., Publimed Promotions, S.A., Clinical Communications Group, Inc., and MKM Marketinginstitut GmbH (the "1998 Mergers") which are accounted for as poolings of interests.

    The following details revenues and net income (loss) for each of the years ended December 31, 1997, 1996, and 1995 of SNC and the Pooled Entities through the dates of their respective Acquisitions.

                                               YEARS ENDED DECEMBER 31,
                                            --------------------------------
                                              1997        1996        1995
                                            --------    --------    --------
                                                     (IN THOUSANDS)
  Revenues:
     SNC  ................................  $220,907    $ 82,840    $ 42,892
     Pooled Entities  ....................   337,522     364,622     306,290
                                            --------    --------    --------
                                            $558,429    $447,462    $349,182
                                            ========    ========    ========
  Net (Loss) Income:
     SNC  ................................  $(14,435)   $  6,977    $  3,433
     Pooled Entities  ....................   (15,191)      7,277      23,437
                                            --------    --------    --------
                                            $(29,626)   $ 14,254    $ 26,870
                                            ========    ========    ========

    During the year ended December 31, 1997, SNC recorded $74.8 million in non-recurring acquisition and related costs, ESOP expense, recapitalization costs, compensation to stockholders and discontinued operations in conjunction with the consummation of its mergers with the Pooled Entities (see Note 11). Excluding the non-recurring acquisition and related costs, ESOP expense, recapitalization costs, compensation to stockholders, and discontinued operations SNC would have recorded $28.1 million in net income for the year ended December 31, 1997.

                          SNYDER COMMUNICATIONS, INC.

    The Company's 1997 purchase business combination transactions resulted in the recognition of additional amounts of goodwill and other intangible assets of approximately $42.4 million.

    The total consideration paid in connection with the acquisition of HJ, including the repayment of assumed debt immediately following the closing, was $19.4 million, consisting of 425,478 shares of SNC common stock and $7.4 million in cash. The following table presents pro forma financial information as if the Company's 1997 purchase business combination of HJ had been consummated at the beginning of each of the periods presented and all of the Company's operations had been taxed as a C corporation (in thousands).

                                                            YEARS ENDED DECEMBER 31,
                                                           -------------------------
                                                               1997         1996
                                                           ------------  -----------
                                                                 (UNAUDITED)
                                                                (IN THOUSANDS,
                                                            EXCEPT PER SHARE DATA)
  Pro Forma Revenues.  ...................................   $568,951      $462,980
  Pro Forma (Loss) Income from Continuing Operations  ....    (31,818)        9,183
  Pro Forma Net (Loss) Income  ...........................    (33,325)        6,469
  Pro Forma Basic Net (Loss) Income Per Share  ...........      (0.55)         0.11
  Pro Forma Diluted Net (Loss) Income Per Share  .........      (0.55)         0.11

    The pro forma loss from continuing operations and the pro forma net loss for the year ended December 31, 1997, include $73.3 million in non-recurring acquisition and related costs, ESOP expense, recapitalization costs and compensation to stockholders that were recorded in conjunction with the consummation of the Company's mergers with the Pooled Entities. Excluding the non-recurring acquisition and related costs, ESOP expense, recapitalization costs and compensation to stockholders, the Company would have recorded pro forma income from continuing operations and pro forma net income of $28.2 million and $26.7 million, respectively.

    The Company's other purchase business combinations are immaterial to the consolidated financial statements.

    There are important risks associated with the Company's business and financial results. These risks include: (i) the Company's reliance on significant clients, one of which constituted 11 percent of its 1997 revenues (see Note 2); (ii) the Company's ability to sustain and manage future growth;
(iii) the Company's ability to manage and successfully integrate the businesses it has acquired and may acquire in the future; (iv) the Company's ability to successfully manage its international operations; (v) the potential adverse effects of fluctuations in foreign exchange rates; (vi) the Company's dependence on industry trends toward outsourcing of marketing services; (vii) the risks associated with the Company's reliance on technology and the risk of business interruption resulting from a temporary or permanent loss of such technology;
(viii) the entrance of new competitors with greater resources than the Company;
(ix) the Company's ability to recruit and retain qualified personnel; and
(x) the dependence of the Company's success on its executive officers and other key employees, in particular, its Chairman of the Board of Directors and Chief Executive Officer.

2.  SIGNIFICANT CLIENTS:

    The Company had one client which represented 11 percent, 11 percent and 7 percent of the Company's total revenues for the years ended December 31, 1997, 1996 and 1995, respectively. The Company's principal contract with this client extended through December 1997. In December 1997 the Company elected not to renew its contract with this client, and instead has entered into a contract with a new client to provide services similar to those

                          SNYDER COMMUNICATIONS, INC.

previously provided to this customer. There can be no assurance, however, that the contract with the new client will generate revenues or profitability which are greater than or equal to those generated by this one client.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Equivalents

    Cash and equivalents are comprised principally of amounts in operating accounts, money market investments, and other short-term instruments, stated at cost, which approximates market value, with original maturities of three months or less.

 Marketable Securities

    The Company's investments are classified into two categories. Those securities classified as "available-for-sale" are reported at market value. Debt securities consisting of state municipal bonds, certificates of deposit, and U.S. Treasury bills are classified as "held-to-maturity" and are reported at amortized cost. Cost is determined using the specific identification method. Unrealized gains and losses from securities "available-for-sale" are reported as a separate component of equity.

 Receivables From Pass Through Costs

    Receivables from pass through costs relate to services purchased from third parties, on behalf of clients, for which no revenue is recorded.

 Debt Issuance Costs

    Debt issuance costs are charged to expense as additional interest expense over the life of the related debt using the effective interest method.

 Property and Equipment

    Property and equipment is stated at cost. The Company depreciates furniture, fixtures and office and telephone equipment on a straight-line basis over three to ten years; computer equipment over two to four years and buildings over fifty years. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful lives of the improvements.

    When assets are retired or sold, the cost and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss is reflected in income.

 Revenue Recognition

    HEALTHCARE SERVICES--On pharmaceutical detailing contracts, the Company recognizes revenue and associated costs when services have been performed by account executives. On educational marketing programs the Company recognizes revenues and associated costs as services are performed on behalf of clients, and for certain contracts, the percentage of completion method is used. Unbilled services represent revenues earned on contracts but billed in a subsequent accounting period.

                          SNYDER COMMUNICATIONS, INC.

    DIRECT SERVICES--The Company performs marketing and sales communications services on behalf of its clients, including field sales, teleservices, database management, creative design, direct response marketing and print production. Revenues are recognized as services are rendered in accordance with the terms of the contracts. Certain of these contract provide for payments based on accepted customers and the type of service purchased by the customer. Revenues related to these sales are recognized on the date the application for service is accepted by the Company's clients. At this point, the Company has no further performance obligation related to the submitted customer and is contractually entitled to payment. Certain of the contracts include postage and other pass-through costs incurred by the Company on behalf of its clients. For these contracts, the Company records as revenue the net billings to its clients. Certain other contracts of the Company have provided the client with the right to seek a return of previously paid commissions if the customers submitted by the Company do not meet certain defined characteristics and performance standards. These relate to the client's ability to successfully provide service to the customer, the bad debt experience of the customer base submitted by the Company, the achievement of targeted customer goals and certain minimum usage and life measures of the customer base. At the point of revenue recognition, an allowance is recorded by the Company based on an estimate for these returned commissions. The allowance is estimated based on the Company's historical experience and periodically reviewed by the Company and adjusted when necessary. Revenues from WallBoard(R) information displays and sampling programs are recognized over the contract term as program services are rendered. Unearned revenue is recorded for billings prior to the earning of such revenue. Revenues from the sale of lists are recognized upon the shipment to customers of lists on computerized labels, magnetic tape or computer diskettes for a one-time usage. Additional billings are made by the Company for additional usage by the customers.

    CREATIVE SERVICES--The Company provides advertising, creative design, public relations, media placement, and interactive services to its clients. Revenue is recognized as services are rendered. Certain of the contracts include postage and other pass-through costs incurred by the Company on behalf of its clients. For these contracts, the Company records as revenue the net billings to its clients.

 Goodwill and Other Intangible Assets

    Goodwill equal to the fair value of consideration paid in excess of the fair value of net assets purchased has been recorded in conjunction with several of the Company's purchase business combinations and is being amortized on a straight-line basis over periods of fifteen to thirty years.

    The cost of customer lists which were acquired in conjunction with certain of the Company's purchase business combinations are amortized on a straight line basis over seven years. The covenant not to compete and the marketing rights are amortized over the term of the related agreements, which are four and ten to fifteen years, respectively.

    Costs of purchased lists are amortized on a straight-line basis over their estimated useful lives, generally one to five years. The Company determines the useful lives of its lists based upon the estimated period of time such lists are marketable. The Company periodically reviews the marketability of its lists and, accordingly, their respective estimated useful lives.

    The costs of licenses to use, reproduce, distribute lists, and market pharmaceutical products are amortized on a straight-line basis over the term of the related license agreement.

                          SNYDER COMMUNICATIONS, INC.

    When conditions or events occur which management believes might indicate that the goodwill or any other intangible asset is impaired, an analysis of estimated future undiscounted cash flows is undertaken to determine if any write down in the carrying value of the asset is required.

 Income Taxes

    The accompanying consolidated financial statements reflect no provision for federal or state income taxes related to income earned by the Partnership prior to the Reorganization since each of the partners of the Partnership reflected their share of the Partnership's net income on their respective tax returns. Prior to January 1, 1996, SMS was taxed as a C corporation, and accordingly, a provision for taxes of SMS is reflected in the accompanying consolidated statement of income for the year ended December 31, 1995. During this period, SMS accounted for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Effective January 1, 1996, SMS elected to be taxed as an S corporation under the Internal Revenue Code. In lieu of corporate taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income.

    Effective with the Reorganization, SNC is treated as a C corporation for federal and state income tax purposes. At the date of the Reorganization, SNC recognized a net deferred tax asset and an associated tax benefit equal to the cumulative net deductible temporary differences existing at that date. The income tax provision recorded for the year ended December 31, 1996 includes a provision for income taxes for SNC for the period from September 24, 1996, the date of the Reorganization, through December 31, 1996, offset by the net deductible temporary differences existing at the date of the Reorganization.

    Prior to their combination with SNC, certain of the U.S. based Pooled Entities were taxed as S corporations. Accordingly, no provision for federal or, in the case of all the U.S. based acquirees except one which was incorporated in Massachusetts, state income taxes has been made for these entities through the date of their mergers with SNC in the accompanying consolidated financial statements.

    The Pooled Entities with operations in the U.K., France and Germany pay taxes in their respective countries, on a corporate level similar to a C corporation in the United States.

 Pro Forma Income Data (Unaudited)

    The unaudited pro forma net income (loss) and net income (loss) per share amounts include a provision for federal and state income taxes as if the Company had been a taxable C corporation for all periods presented. The shares used in computing pro forma net income (loss) per share assume that the Reorganization and the Acquisitions had occurred at the beginning of each of the periods presented, reflect the issuance of additional shares as a result of issuances of stock, the exercise of stock options, and the repurchase of outstanding shares by certain subsidiaries of the Company prior to their mergers with SNC. The pro forma income tax rate on the Company's recurring operations reflects the combined federal and state income taxes of approximately 43.36, 44.94, and 35.83 percent, for the years ended December 31, 1997, 1996 and 1995, respectively. The pro forma income tax rates in the table below differ from the pro forma income tax rates on the Company's recurring operations due to the nondeductibility of certain of the acquisition and related costs. The Company's December 31, 1997 tax provision exceeds its statutory rate due to the recognition of certain acquisition and related costs which are not deductible for income tax purposes.

                          SNYDER COMMUNICATIONS, INC.

    The table below presents this pro forma calculation of net income (loss) (in thousands):

                                                                      1997          1996          1995
                                                                  ------------  ------------  ------------
Pro forma net income (loss) data (unaudited):
Historical income (loss) from continuing operations before
  income taxes  ................................................    $(23,723)     $ 22,862      $ 36,475
Pro forma provision for income taxes  ..........................      (8,111)      (13,513)      (13,068)
                                                                    --------      --------      --------
Pro forma income (loss) from continuing operations  ............     (31,834)        9,349        23,407
Discontinued operations, less applicable pro forma income
  taxes of $607 and $603 for 1997 and 1996, respectively  ......        (900)         (895)           --
Extraordinary item, less applicable income taxes of $806  ......          --        (1,215)           --
                                                                    --------      --------      --------
Pro forma net income (loss)  ...................................    $(32,734)     $  7,239      $ 23,407
                                                                    ========      ========      ========

 Accounting for Stock Options

    The Company accounts for its stock-based compensation plan using the intrinsic value based method in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Pro forma disclosure of net income and earnings per share, calculated as if the Company accounted for its stock-based compensation plan using the fair value based method in accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), is included in
Note 14.

 Foreign Currency Translations

    Assets and liabilities of the Company's international subsidiaries are translated using the exchange rate in effect at the balance sheet date. Revenue and expense accounts for these subsidiaries are translated using the average exchange rate during the period. Foreign currency translation adjustments are disclosed as a separate component of equity.

 Estimates and Assumptions

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's most significant estimates relate to certain of its contracts to provide outsourced marketing services. The terms of these contracts provide that the Company's clients may seek a return of previously paid commissions if certain defined characteristics or performance standards are not met. The Company has recorded an allowance in the accompanying consolidated financial statements in an amount which it considers sufficient to satisfy any claims which might be made pursuant to these provisions.

 Fair Value of Financial Instruments

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of the fair value of certain financial instruments. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Cash and equivalents, accounts receivable, unbilled services, and accounts payable approximate fair value because of the

                          SNYDER COMMUNICATIONS, INC.

relatively short maturity of these instruments. As a result of the related party nature of the majority of the Company's outstanding December 31, 1997 and 1996 borrowings, and the fact that these borrowings were secured by the previously independent Pooled Entities who had capital structures which are different than the Company's, it is impracticable to estimate the fair value of the debt outstanding at these dates.

 Concentration of Credit Risk

    Concentration of credit risk is limited to cash and equivalents, marketable securities, accounts receivable, and unbilled services and is subject to the financial conditions of a major client as described in Note 2. The Company places its investments in highly rated financial institutions, U.S. Treasury bills, investment grade short-term debt instruments and state and local municipalities, while limiting the amount of credit exposure to any one entity. The Company's receivables are concentrated with customers in the telecommunications, pharmaceutical and consumer packaged goods industries. The Company does not require collateral or other security to support clients' receivables.

 New Accounting Pronouncements

    During 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128") and has applied its provisions to all years presented in these financial statements. SFAS No. 128 requires primary earnings per share ("EPS") to be replaced with basic EPS. Basic EPS is computed by dividing reported earnings available to common stockholders by the weighted average number of shares outstanding without consideration of common stock equivalents or other potentially dilutive securities. Fully diluted EPS, now called diluted EPS is also reported. Diluted EPS gives effect to common stock equivalents and other potentially dilutive securities outstanding during the period.

    During June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company adopted SFAS No. 130 during the first quarter of 1998. Included within accumulated other comprehensive income are the cumulative amounts for foreign currency translation adjustments and unrealized gains and losses on marketable securities. The accompanying consolidated financial statements have been restated to conform to the SFAS No. 130 requirements. The cumulative foreign currency translation adjustment was $587,000 and $227,000 as of December 31, 1997 and 1996, respectively. The cumulative gain on marketable securities was $64,000 and $42,000 as of December 31, 1997 and 1996, respectively.

                          SNYDER COMMUNICATIONS, INC.

4.  MARKETABLE SECURITIES

    The amortized cost, unrealized gains and losses, and market values of the Company's held-to-maturity and available-for-sale securities are summarized as follows (in thousands):

                                                      AMORTIZED  UNREALIZED   UNREALIZED    MARKET
                                                      ---------  ----------  ------------  --------
                                                        COST       GAINS        LOSSES      VALUE
                                                      ---------  ----------  ------------  --------
December 31, 1997
 Held to maturity, maturing in less than one year:
  State and municipal bonds  ........................  $  665       $ --         $ --       $  665
                                                       ------       ----         ----       ------
                                                       $  665       $ --         $ --       $  665
                                                       ======       ====         ====       ======
 Available for sale:
  Equity securities  ................................  $  915       $ 60         $ --       $  975
  Government income securities  .....................     483          4           --          487
  Municipal tax-exempt bonds.........................     223         --           (1)         222
                                                       ------       ----         ----       ------
                                                       $1,621       $ 64         $ (1)      $1,684
                                                       ======       ====         ====       ======
December 31, 1996
 Held to maturity, maturing in less than one year:
  State and municipal bonds  ........................  $5,571       $ --         $ --       $5,571
  Certificates of deposit............................     190         --           --          190
                                                       ------       ----         ----       ------
                                                       $5,761         --           --       $5,761
                                                       ======       ====         ====       ======
 Available for sale:
  Equity securities  ................................  $1,018       $ 42         $(12)      $1,048
  Government income securities  .....................     457         --           (2)         455
  Municipal tax-exempt bonds  .......................   2,424         16           (1)       2,439
  Mutual funds  .....................................      13         --           (1)          12
                                                       ------       ----         ----       ------
                                                       $3,912       $ 58         $(16)      $3,954
                                                       ======       ====         ====       ======

    As a result of changes in market value of the available-for-sale security portfolio, a cumulative valuation adjustment of $64, $42 and $153 is recorded as a separate component of equity at December 31, 1997, 1996 and 1995, respectively.

5.  PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following (in thousands):

                                                              DECEMBER 31,
                                                       --------------------------
                                                           1997          1996
                                                       ------------  ------------
  Buildings and leasehold improvements  ..............    $ 26,692      $ 22,662
  Computers and equipment  ...........................      41,383        32,745
  Furniture and fixtures  ............................      12,982        10,629
                                                          --------      --------
                                                            81,057        66,036
  Accumulated depreciation  ..........................     (37,320)      (31,679)
                                                          --------      --------
                                                          $ 43,737      $ 34,357
                                                          ========      ========

                          SNYDER COMMUNICATIONS, INC.

6.  GOODWILL AND OTHER INTANGIBLE ASSETS:

    Goodwill and other intangible assets consist of the following (in thousands):

                                                           DECEMBER 31,
                                                    --------------------------
                                                        1997          1996
                                                    ------------  ------------
  Goodwill  .......................................    $ 60,080      $ 17,806
  Unamortized costs of lists  .....................       4,459         5,121
  License agreements  .............................       7,669         4,451
  Customer lists and covenant not to compete  .....      12,669         9,294
                                                       --------      --------
                                                         84,877        36,672
  Accumulated amortization  .......................     (15,934)      (13,240)
                                                       --------      --------
                                                       $ 68,943      $ 23,432
                                                       ========      ========

    Goodwill arose from management buy-outs and purchase acquisitions at certain of the acquirees prior to their respective mergers with SNC and the Company's 1997 purchase business combinations.

    Effective July 1, 1994, one acquiree entered into an exclusive licensing agreement, whereby it obtained a ten-year license to use, reproduce and distribute a defined segment of the licensor's lists and to use its sources and customer list to compile and market its own lists. As consideration for the granting of the license, it is obligated to pay a total of $4.2 million. The license fee is payable in three annual installments of $0.6 million which began July 1994; three annual installments of $0.5 million which began July 1997; three annual installments of $0.3 million beginning July 2000; and a final installment of $0.1 million in July 2003 (see Note 7). The Company recorded the cost and related obligation for the license, net of imputed interest at 7.25%, which approximated $3.3 million. The net cost of the license was amortized on a straight-line basis over the ten-year term of the license agreement. In conjunction with SNC's acquisitions in July 1997 and the Company's current competitive strategy, management determined that the intangible asset associated with the license fee had been impaired and accordingly, an impairment loss was recorded in the Company's third quarter 1997 income statement as an acquisition related cost.

    Amortization expense of goodwill and other intangible assets totaled $4.2 million, $4.3 million and $4.4 million in 1997, 1996, and 1995, respectively.

7.  DEBT:

    As of October 31, 1998, the Company has $13.8 million of outstanding debt and financing obligations, including capital leases.

 Long-Term Borrowings

    In the U.K., the Company had a loan payable to a commercial bank in the amount of $7.2 million as of December 31, 1996. The loan had an interest rate of
7.6275 percent per annum until January 28, 1999, at which date the interest rate was to change to the bank's base rate plus 1.75 percent. The loan was payable in annual installments of $0.9 million, until March 1, 2004, when the entire unpaid amount was due in full. The loan was secured by certain of the Company's assets in the U.K. and the book value of the loan approximated its fair value as of December 31, 1996. In April 1997, the full amount of the loan outstanding was repaid. At December 31, 1997, the Company has a loan payable to a commercial bank in the U.K. of $0.4 million. The loan has an interest rate of 2.25 percent above the bank's base rate, which equated to an interest rate of 7.25 percent at December 31, 1997. The loan is due in full in December 2006.

                          SNYDER COMMUNICATIONS, INC.

    The Company had a loan payable to a commercial bank in the U.K. in the amount of $4.1 million as of December 31, 1996. The loan had an interest rate of
2.75 percent above the bank's base rate, which equated to an interest rate of
8.75 percent at December 31, 1996. The loan was secured by certain of the Company's assets in the U.K. In September 1997, the full amount of the loan outstanding was repaid.

    The Company is obligated under a license agreement to make future payments (see Note 6). This net obligation is $1.9 million and $1.6 million at December 31, 1996 and 1997, respectively. Of these amounts, $0.4 million and $0.4 million have been classified as current at December 31, 1996 and 1997, respectively, and the remaining balance has been classified as a long-term borrowing in the accompanying consolidated balance sheet.

    The Company had a loan payable to a commercial bank in the U.K. in the amount of $0.4 million as of December 31, 1996. The loan had an interest rate of
1.25 percent above the bank's base rate. Of this amount, $0.04 million was classified as current as of December 31, 1996. On December 31, 1997, the full amount of the loan outstanding was repaid.

    The Company had a loan payable to a commercial bank in the U.S. in the amount of $4.4 million as of December 31, 1996. The loan had an interest rate of the bank's prime rate plus .25% (8.25% as of December 31, 1996). During 1997, the Company refinanced this loan payable with a financial institution. The balance of this loan payable at December 31, 1997 was $2.1 million. The loan had an interest rate of the 30 day commercial paper rate plus 2.7%, or 8.55% as of December 31, 1997. Of these amounts, $2.3 million and $0.6 million are classified as current at December 31, 1996 and 1997, respectively and the remaining balance is classified as a long-term borrowing in the accompanying consolidated balance sheet.

    The Company had promissory notes in the amount of $1.7 million and $1.2 million as of December 31, 1996 and 1997, respectively which were issued in conjunction with certain 1996 and 1997 purchase business combinations. The notes were recorded at their present value, with effective rates ranging from 6% to 9%. Of this amount, $0.4 million and $0.3 million is classified as current as of December 31, 1996 and 1997, respectively with the remaining balance classified as a long-term borrowing in the accompanying consolidated balance sheet.

    The Company had a loan payable to a commercial bank in Germany in the amount of $0.6 million as of December 31, 1996. The loan had an interest rate of 6.9% at December 31, 1996. In July 1997, the full amount of the loan outstanding was repaid.

 Related Party Borrowings--Subordinated Debentures

    On October 28, 1996 SNC used approximately $7.0 million of cash to redeem in full the subordinated debentures (the "Debentures") due to related parties. The Debentures were originally issued on May 18, 1995, with a face amount of $6.0 million. Cash proceeds of $5.0 million were received upon issuance of the Debentures. The difference between the cash proceeds received and the face amount of the Debentures was accounted for as an original issue discount. The Debentures had a stated interest rate of 12.25 percent (effective interest rate to maturity of approximately 17 percent) and an original maturity date of December 31, 2001. The $7.0 million payment consisted of the face amount of the Debentures, a prepayment penalty and accrued interest. A non-recurring charge of $1.2 million ($0.02 per diluted share), net of a $0.8 million tax benefit, was recorded at December 31, 1996 as an extraordinary loss related to this early debt extinguishment. The extraordinary item consists of prepayment penalties and the write-off of unamortized discount and debt issuance costs.

                          SNYDER COMMUNICATIONS, INC.

 Related Party Borrowings--Stockholder Loans

    A subsidiary of the Company borrowed approximately $10.4 million from certain of its stockholders to fund, in part, its August 1995 management buy-out. The borrowings had a blended stated interest rate of 8.31 percent with maturities beginning in 1996 and extending through 2008. At December 31, 1996, $10.5 million remained outstanding under these borrowings. In July 1997, the full amount outstanding under these borrowings was repaid.

    During 1994, a subsidiary of the Company borrowed approximately $0.4 million from its principal shareholder. The borrowings had interest rates equivalent to the U.K. bank rate applied quarterly with a maturity on December 31, 2004. At December 31, 1996, $0.1 million remained outstanding under these borrowings. In October 1997, the full amount outstanding under these borrowings was repaid.

    In conjunction with the repurchase during 1995 and 1996 of common stock from certain former employees by a subsidiary of the Company prior to its merger with SNC, the subsidiary incurred borrowings at interest rates ranging from 5.73 to
5.91 percent with maturities from 1997 to 1999. At December 31, 1997, the Company had $1.6 million outstanding under these borrowings. Of this amount, $0.5 million is classified as current as of December 31, 1997.

 Related Party Borrowings--Notes Payable

    Concurrent with the formation of the Partnership, the Original Limited Partner loaned the Partnership $0.4 million as evidenced by a promissory note. On May 10, 1989, the Partnership entered into another promissory note agreement with the Original Limited Partner to repay the principal amount of advances previously made by the Original Limited Partner to the Partnership. Effective January 1, 1993, all prior notes payable and the related accrued interest to the Original Limited Partner were combined into one note totaling $3.3 million. This note bore interest of 8% per annum. This note was paid in full in May 1995 with a portion of the proceeds from the Debentures.

    In conjunction with an October 1997 purchase business combination, the Company issued a $3.7 million note payable to the former owner of the acquired company. Interest is payable on the note quarterly at the rate of 7% per annum. The note may be repaid at any time after the third anniversary of the issuance and matures on September 30, 2002.

    In accordance with the provisions of its formation agreement and prior to its merger with SNC, a subsidiary issued promissory notes to its founder and an investor in the principal amounts of $6.7 million and $10.0 million, respectively. The notes were unsecured, with interest at the prime rate plus 2.0 percent and were payable no later than August 1, 1998. The notes were repaid on November 25, 1997, together with accrued interest of $0.5 million. In addition, the subsidiary issued a promissory note payable to the founder of the subsidiary in the amount of $0.4 million. The note may be prepaid at any time prior to maturity, January 1, 2004. Interest is payable annually at 6 percent, commencing January 1, 1999.

                          SNYDER COMMUNICATIONS, INC.

    Future minimum payments as of December 31, 1997 on all long-term borrowings, excluding capital leases, are as follows (in thousands):

  1998...........................................    $ 1,995
  1999...........................................      2,035
  2000...........................................      1,209
  2001...........................................      1,224
  2002...........................................      4,176
  Thereafter.....................................        592
                                                     -------
  Total..........................................     11,231
  Less--current portion..........................      2,086
                                                     -------
     Total.......................................    $ 9,145
                                                     =======

 Lines of Credit

    SNC obtained a $2.5 million line of credit in September 1996. The line of credit has a variable rate of interest with borrowings payable on an amortizing basis to September 1999, the date the line expires. At December 31, 1996, approximately $0.9 million was outstanding and the interest rate was 6.75%. The weighted average interest for the period ended December 31, 1996 was 6.71%. There were no amounts outstanding on this line at December 31, 1997.

    One of the Company's U.S. subsidiaries has a $2.0 million revolving line of credit agreement with a bank. The line of credit has a variable interest rate based on the bank's prime rate (8.25% as of December 31, 1996). The outstanding balance on this line was $0.5 million at December 31, 1996 and the effective interest rate was 8.0% for the year ended December 31, 1996. Borrowings pursuant to the line of credit are collateralized by substantially all of the assets of the subsidiary. In February 1997, the outstanding balance of $0.5 million was repaid, and no amounts were outstanding on this line at December 31, 1997.

    Two of the Company's U.K. subsidiaries maintain lines of credit for general business expenditures. These lines bear interest at the commercial bank's base rate plus 1.25 to 2.75 percent. There was $1.0 million outstanding under these lines of credit at December 31, 1996, and no amounts were outstanding on these lines at December 31, 1997.

    Another U.S. subsidiary maintained a $4.0 million line of credit that was due on demand. The line of credit bore interest at the bank's prime rate plus
 .5%. The subsidiary has $3.0 million outstanding on this line of credit as of December 31, 1996. During 1997, the subsidiary obtained a new line of credit with a financial institution. The line of credit bears interest at the 30 day commercial paper rate plus 2.7%. There were no borrowings outstanding as of December 31, 1997. Borrowings pursuant to the line of credit are collateralized by substantially all of its assets. The weighted average interest rates of the borrowings were 8.75% and 8.55% as of December 31, 1996 and 1997.

    One of the Company's French subsidiaries maintains various lines of credit with varying borrowing limits from approximately $0.07 million to $0.7 million. The aggregate borrowing limit of all of the lines of credits combined is approximately $4.1 million. These lines of credit have expiration dates ranging from August 1998 to August 2004 and interest rates on borrowings ranging from 6.7% to 11.16%. The weighted average of the stated interest rates is 8.02% as of December 31, 1997. The subsidiary has $1.1 million and $2.6 million outstanding on these lines of credit as of December 31, 1996 and 1997, respectively.

                          SNYDER COMMUNICATIONS, INC.

    One of the Company's U.S. subsidiaries has a revolving line-of-credit agreement with a bank, which is renewed annually. The revolving credit agreement provides for advances up to the lesser of $10.0 million or 50% of accounts receivable, as defined. Among other things, the agreement requires the subsidiary to meet certain restrictive covenants concerning net worth and debt service coverage. As of December 31, 1997, the subsidiary was in default of certain financial reporting and maximum employee lending covenants. Advances under the revolving credit agreement are secured by all assets of the subsidiary. This line is guaranteed by an officer of the subsidiary. Interest is charged at the bank's prime rate or LIBOR plus 1%. As of December 31, 1997, no amounts were outstanding under the revolving credit agreement.

    In November 1997, one of the Company's U.S. subsidiaries entered into a credit agreement which provides a secured reducing revolving loan through December 31, 2003. At December 31, 1997, there was $20.0 million in borrowings outstanding under the credit agreement at an interest rate of 7.5 percent. The Company was not in compliance at December 31, 1997 with certain financial covenants and administrative requirements. Accordingly, the outstanding balance has been reflected as a current liability as of December 31, 1997. All outstanding amounts were paid off on September 1, 1998.

8.  MANDATORILY REDEEMABLE PREFERRED STOCK:

    The preferred shares were redeemed in full subsequent to December 31, 1996, in conjunction with the Acquisitions.

    On January 25, 1994, in connection with the management buy-out at one of the Company's acquirees in the U.K., fixed cumulative mandatorily redeemable preferred shares with a par value of (Pounds)0.90 were issued for (Pounds)1.00. All of the 3,067,000 authorized shares were issued yielding proceeds of $4.6 million less associated issue costs of $0.1 million. A fixed cumulative dividend was payable at the following rates:

  1995  ....................................................  6%
  1996  ....................................................  7%
  1997  ....................................................  8%
  Thereafter  ..............................................  8%

    The shares were redeemable at (Pounds)1.00 per share, including the (Pounds)0.10 premium per share on the following dates by the holders or earlier at the option of the acquiree.

                                                                   Number
                                                               ---------------
  December 31, 1998  ........................................      517,000
  December 31, 1999  ........................................      850,000
  December 31, 2000  ........................................      850,000
  December 31, 2001  ........................................      850,000

    In October 1996, a subsidiary of the Company in the U.K. issued 750,000 shares of fixed cumulative mandatorily redeemable preferred shares with a par value of (Pounds)1.0 per share. A fixed cumulative dividend was payable on these preferred shares at 8% through December 1997 increasing to 10% thereafter. The shares were mandatorily redeemable in five equal annual installments beginning September 30, 2003.

    In September 1996, a subsidiary of the Company in the U.K. issued 1,333,333 shares of fixed cumulative mandatorily redeemable preferred shares for $2.1 million. A fixed cumulative dividend was payable on these

                          SNYDER COMMUNICATIONS, INC.

preferred shares at (Pounds).09 per annum per share. The shares were mandatorily redeemable in three equal installments commencing on December 31, 2000.

    The preferred shares were mandatorily redeemable on specific dates, did not carry voting rights unless dividends were in arrears, which did not occur, and were not convertible into common equity. Accordingly, the preferred shares are classified as long-term debt obligations and the dividends, as well as the amortization of associated issue costs and discounts, are charged as a component of interest expense in the accompanying consolidated financial statements. Dividends included in interest expense were $0.4 million, $0.6 million, and $0.2 million in 1995, 1996, and 1997, respectively.

9.  CAPITAL STOCK:

    On September 24, 1997 the Company completed the public offering of 8,776,334 shares of its common stock, par value $0.001 per share at an offering price of $25.8125 per share. The offering included 1,850,000 newly issued shares of common stock sold by the Company and 6,926,334 previously outstanding shares of common stock sold by selling stockholders. The Company received net proceeds of approximately $42.7 million from the offering, net of offering costs. The Company did not receive any proceeds from the sale of shares of common stock in the offering by the selling stockholders.

    On September 30, 1996 SNC completed an initial public offering of 8,970,000 shares of its common stock, par value $0.001 per share at an offering price of $17.00 per share. The offering included 4,038,162 newly issued shares of common stock sold by SNC and 4,931,838 previously outstanding shares of common stock sold by selling stockholders. SNC received net proceeds of approximately $59.2 million from the offering, net of offering costs. SNC did not receive any proceeds from the sale of shares of common stock in the offering by the selling stockholders.

    In May 1994, the Board of Directors of one of the Company's acquirees approved a stock repurchase plan that pertained to any stockholder terminating employment with the acquiree. Under such plan, shares were required to be repurchased by the acquiree. The shares were valued based on a certain percentage of gross income over a three-year period, less outstanding bank and stockholder debt. Payment terms for repurchased stock varied based on total aggregate shares purchased over specified periods and ranged from 1 to 10 years. In conjunction with its merger with SNC, the provisions of this stock repurchase plan were terminated.

                          SNYDER COMMUNICATIONS, INC.

10. INCOME TAXES:

    The Company's income tax provision includes the following components (in thousands):

                                                                           YEARS ENDED DECEMBER 31,
                                                                  -------------------------------------------
                                                                    1997              1996             1995
                                                                  --------           -------          -------
  Current....................U.S.--Federal                        $  6,947           $ 5,647          $ 5,416
                             U.S.--State and City                    3,530             1,299            1,257
                             Foreign                                 4,858             2,217            4,129
                                                                  --------           -------          -------
                                                                    15,335             9,163           10,802
                                                                  --------           -------          -------
  Deferred...................U.S.--Federal                          (8,493)           (1,953)            (101)
                             U.S.--State and City                   (1,991)             (469)             (32)
                             Foreign                                  (455)             (846)            (249)
                                                                  --------           -------          -------
                                                                   (10,939)           (3,268)            (382)
  Tax effect of equity transaction....................                --                --               (815)
                                                                  --------           -------          -------
  Income tax provision................................            $  4,396           $ 5,895          $ 9,605
                                                                  --------           -------          -------

    The provision for taxes on income before extraordinary item differs from the amount computed by applying the U.S. federal income tax rate as a result of the following:

                                                                        YEARS ENDED DECEMBER 31,
                                                                ----------------------------------------
                                                                    1997         1996          1995
                                                                ------------  -----------  -------------
  Taxes at statutory U.S. Federal income tax rate  ............      35.00%        35.00%         35.00%
  Income taxed directly to owners  ............................      18.66        (18.23)        (12.93)
  State and city income taxes, net of Federal tax benefit  ....      (7.81)         4.16           3.67
  Tax effect of Reorganization  ...............................      (1.25)        (2.82)          0.00
  Foreign tax rate differential  ..............................       4.05          0.14           0.19
  Dividends on mandatorily redeemable preferred stock  ........      (0.71)         0.80           0.33
  Goodwill amortization  ......................................      (1.16)         0.59           0.29
  Acquisition costs and other permanent differences  ..........     (63.47)         4.06           0.00
  Other........................................................      (1.85)         2.09          (0.22)
                                                                    ------         -----          -----
  Effective tax rate  .........................................     (18.54%)       25.79%         26.33%
                                                                    ======         =====          =====

                          SNYDER COMMUNICATIONS, INC.

    Deferred income taxes are recorded based upon differences between the financial statement and tax bases of assets and liabilities. As of December 31, 1997 and 1996 temporary differences that give rise to the deferred tax assets and liabilities consist of the following (in thousands):

                                                                              DECEMBER 31,
                                                                           ------------------
                                                                            1997       1996
                                                                           -------    -------
  Reserve for doubtful accounts  ......................................... $ 2,466    $   419
  Accrued expenses  ......................................................   8,961      1,657
  Tax losses of a non U.S. subsidiary  ...................................   6,533      2,352
  Tax benefit of capital losses  .........................................   1,202      1,202
  Other, net  ............................................................     586
                                                                           -------    -------
  Gross deferred tax assets  .............................................  19,748      5,630
                                                                           -------    -------
  Prepaid pension costs  .................................................     (74)       (84)
  Performance revenues  ..................................................  (2,660)
  Other, net  ............................................................     (69)      (201)
                                                                           -------    -------
  Gross deferred tax liabilities  ........................................  (2,803)      (285)
  Valuation allowance  ...................................................  (3,167)    (3,167)
                                                                           -------    -------
  Net deferred tax asset  ................................................ $13,778    $ 2,178
                                                                           =======    =======

    Two of the Company's subsidiaries have certain tax capital and operating losses which can be realized only if these subsidiaries generate taxable capital gains or operating income, respectively. At December 31, 1997 and 1996, management determined that a valuation allowance against the deferred tax asset associated with these tax losses was required for one of these subsidiaries.

11. ACQUISITION AND RELATED COSTS:

    The Company recorded $39.4 million in non-recurring acquisition and related costs during 1997. Of the $39.4 million, $34.1 million are costs directly related to the consummation of the Acquisitions. These costs consist primarily of investment banking fees, other professional service fees, certain U.K. excise and transfer taxes, as well as a non-cash charge of approximately $9.1 million related to the accelerated vesting of the options held by employees of one of the Company's acquirees. The remaining $5.3 million consists of the write-off of deferred license fees and the accrual of a liability expected to resolve outstanding litigation. Both the write-off of the deferred fees and the accrual of the liability were recorded due to changes in fact that resulted from the Acquisitions.

12. COMPENSATION TO STOCKHOLDERS:

    Prior to the Reorganization, SNC's operations were conducted by the Partnership. SMS, the general partner of the Partnership, paid compensation to certain officers and employees of the Partnership for services performed for SMS. The compensation from SMS was in addition to the compensation that these individuals received from the Partnership. Following consummation of the Reorganization, these individuals are not performing any comparable duties or responsibilities for SMS. No such compensation was paid by SMS to these individuals in 1997 or 1996, nor is any such compensation expected to be paid in the future. This non-recurring compensation is included in compensation to stockholders on the consolidated statement of income for the year ended
December 31, 1995.

    Prior to their merger with SNC, certain stockholders of the acquired companies received annual compensation in their roles as managers in excess of amounts that they will receive pursuant to employment agreements they have entered into with the Company. The amount by which the historical compensation paid to these managers exceeds

                          SNYDER COMMUNICATIONS, INC.

that provided in their employment contracts has been classified as compensation to stockholders in the accompanying consolidated statement of income.

13. EMPLOYEE STOCK OWNERSHIP PLAN:

    One of the Company's U.S. subsidiaries sponsors a leveraged employee stock ownership plan (ESOP) which covers primarily all of its employees who work one thousand hours or more per plan year. Contributions to the ESOP were made at the discretion of the subsidiary's Board of Directors and were equal to the ESOP's debt service less dividends received by the ESOP. In December 1994, the ESOP acquired 534,800 shares from the former chairman of the subsidiary in exchange for $0.4 million in cash and a promissory note of $6.0 million. The note was guaranteed by the subsidiary, secured by the ESOP stock and bore interest, which was payable monthly at 2.7% over the 30 day commercial paper rate. Principal payments were due in five annual installments of $1.2 million commencing January 1, 1996. As of December 31, 1997, the subsidiary had repaid the entire amount. In January 1995, the ESOP acquired an additional 176,571 shares at a cost of $1.9 million. Of this amount, $1.7 million was financed through a promissory note with the remaining $0.1 million paid in cash. This promissory note was guaranteed by the subsidiary and its former chairman and was due in 84 monthly installments commencing January 1996 with interest at 2.7% over the 30 day commercial paper rate. As of December 31, 1997, the subsidiary had repaid this borrowing.

    All dividends and contributions received by the ESOP are used to pay debt service. As the debt is repaid, shares are released and allocated to active employees, based on the proportion of debt service paid in the year. The ESOP is accounted for in accordance with Statement of Position No. 93-6 "Employees' Accounting for Employee Stock Ownership Plans". Accordingly, the debt of the ESOP is recorded as debt in the accompanying consolidated balance sheet and the shares that have not been allocated to participants are reported as unearned ESOP compensation in the equity section on the consolidated balance sheet. As shares are committed to be released, the Company records compensation expense equal to the current market price of the shares committed to be released, and the shares become outstanding for earnings-per-share (EPS) computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest. ESOP compensation expense was $5.4 million, $6.5 million, and $2.2 million for 1997, 1996, and 1995, respectively. The status of ESOP shares as of December 31 is as follows:

                                                           1997           1996
                                                       -------------  ------------
  Allocated shares  ..................................       570,590       337,411
  Shares released for allocation  ....................       140,781       233,179
  Unreleased shares  .................................            --       140,781
                                                            --------    ----------
  Total ESOP shares  .................................       711,371       711,371
                                                            --------    ----------
  Fair value of unreleased shares at December 31,  ...      $     --    $4,784,000
                                                            ========    ==========

    Former employees who had terminated employment with the subsidiary prior to its merger with SNC may, at their option, require SNC to repurchase their vested SNC shares held by the ESOP for fair value. The balance necessary to satisfy this repurchase obligation has been classified as Redeemable ESOP stock in the accompanying consolidated balance sheet with a like amount shown as a reduction of paid-in-capital for each year.

14. STOCK INCENTIVE PLAN:

    In September 1996, SNC adopted the 1996 Stock Incentive Plan (the Stock Option Plan"). The Stock Option Plan authorizes SNC to grant incentive stock options, non-qualified stock options, restricted stock awards and stock

                          SNYDER COMMUNICATIONS, INC.

appreciation rights ("SARs"). Subject to adjustment, the aggregate number of shares of common stock which may be issued under the Stock Option Plan upon exercise of options, SARs or in the form of restricted stock may not exceed 17.5% of the number of shares of common stock outstanding.

    In conjunction with the management buy-out at one of the Company's acquirees in January 1994, the acquiree adopted a stock option plan. Granted options were exercisable upon a sale or flotation of the acquiree as defined in the terms of the plan. No compensation expense was recognized in the financial statements for the acquiree's options for any of the periods prior to its merger with SNC as the conditions for their exercise were not probable. In conjunction with the March 1997 acquisition by SNC, all of the outstanding options of the acquiree were exchanged for options of the common stock of the Company under the Stock Option Plan. The exchange of the acquiree's options for SNC options was based on the final common stock exchange rates used in the acquisition, with the SNC options possessing identical terms to the acquiree's options at the date of conversion. The Company recognized a charge to first quarter 1997 income of approximately $9.1 million related to the accelerated vesting of these options.

    The exercise price of options granted under the Stock Option Plan may not be less than 100 percent (110 percent in the case of an optionee who is a 10 percent stockholder) of the fair market value per share of common stock on the date of the option grant. The vesting and other provisions of the options are determined by the Company's Board of Directors. All options granted as of December 31, 1997 vest on or before the fourth anniversary of the date of grant and expire on or before the tenth anniversary of the date of grant.

    A summary of the activity within the Stock Option Plan, for the three years ended December 31, 1997, after giving retroactive effect to the conversion of the Pooled Entities options, is as follows:

                                                   SHARES OUTSTANDING
                                              ----------------------------
                                               1997        1996       1995
                                              ------       -----     -----
                                                      (IN THOUSANDS)

  Beginning of year  ........................  5,157        970      1,027
     Granted  ...............................  5,705      4,619        321
     Exercised  ............................. (1,790)       (66)      (336)
     Forfeited  ............................. (2,160)      (281)       (42)
     Expired  ...............................     --        (85)        --
                                              ------      -----      -----
  End of year  ..............................  6,912      5,157        970
                                              ======      =====      =====
  Exercisable at end of year  ...............  1,281        863
                                              ======      =====

                          SNYDER COMMUNICATIONS, INC.

                                                         WEIGHTED AVERAGE
                                                         ----------------
                                                          EXERCISE PRICE
                                                         ----------------
                                                 1997          1996         1995
                                                 ----          ----         ----
  Beginning of year  .......................    $14.97       $ 4.88        $3.29
     Granted  ..............................     24.11        17.07         6.98
     Exercised  ............................     14.10        13.73         2.21
     Forfeited  ............................     20.24        15.65         1.47
     Expired  ..............................        --        15.79           --
  End of year  .............................     22.59        14.97         4.88
  Exercisable at end of year  ..............     17.03        11.07

    The weighted average option fair value on the grant date was $9.97 for options issued during the year ended December 31, 1997.

    The following table presents information related to the 6.9 million options outstanding at December 31, 1997.

                                                                                        WEIGHTED
                                                                                        --------
                                                                                         AVERAGE
COMPANY OPTIONS                                                                          -------
---------------                                 NUMBER OF                              CONTRACTUAL
  ISSUED BY                                     ---------                             -------------
  ---------                                      OPTIONS          EXERCISE PRICE      LIFE IN YEARS
                                                 -------          --------------      -------------
                                              (IN THOUSANDS)
SNC prior to initial public offering  .........  1,615             $         17.00         8.68
SNC subsequent to initial public offering  ....  4,689             $19.38 - $33.94         9.45
Pooled Entities  ..............................    608             $ 1.31 - $29.59         8.41
                                                 -----
                                                 6,912
                                                 =====

    The fair value of each option grant is estimated on the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997 and 1996: risk-free interest rate of 5.7 percent and 6.2 percent, expected dividend yield of zero, expected life of 5 years, and expected volatility of 50 percent and 48 percent.

    If the Company had recorded compensation expense using the fair value based method prescribed by SFAS No. 123, the Company's 1997 and 1996 pro forma net income (loss) and 1997 and 1996 pro forma net income (loss) per share amounts, which reflect a pro forma adjustment for income taxes, would have been reduced to the following as adjusted amounts.

                                                                    1997             1996
                                                              ----------------  ---------------
Pro forma net income (loss):
     As reported  ...........................................     $(32,734)          $7,239
     As adjusted  ...........................................      (46,139)             344
  Pro forma basic net income (loss) per share:
     As reported  ...........................................         (.54)             .13
     As adjusted  ...........................................         (.76)             .01
  Pro forma diluted net income (loss) per share:
     As reported  ...........................................         (.54)             .13
     As adjusted  ...........................................         (.76)             .01

                          SNYDER COMMUNICATIONS, INC.

15. PENSION AND PROFIT-SHARING PLANS:

    One of the Company's subsidiaries in the U.K. operates a retirement benefit plan, which is a funded defined benefit plan available to all employees. The assets of the plan are held separately from those of the subsidiary and are invested in managed funds principally comprised of equity securities. Plan benefits are based on years of service and compensation levels at the time of retirement. The funding of the plan is determined following consultation with actuaries using the projected unit credit method.

    For purposes of these financial statements, the actuarial value of the plan's liabilities has been estimated using the available actuarial valuations and the plan's asset values reflect the actual market value of those assets at each balance sheet date based on records maintained by the plan's trustees. The most recent actuarial update of the plan's liabilities was performed as of December 31, 1997. The significant assumptions used and the funded status of the plan are set out in the tables below.

                                                                        SIGNIFICANT
                                                                        -----------
                                                                        ASSUMPTIONS
                                                                        -----------
                                                                     AS OF DECEMBER 31,
                                                                 --------------------------
                                                                   1997      1996    1995
                                                                 ---------  ------  -------
                                                                     %        %        %
                                                                 ---------  ------  -------
  Discount rate  ...............................................     6.75     8.0      8.0
  Expected long-term rate of return on plan assets  ............     7.75     9.0      9.0
  Rate of increase in compensation  ............................     5.25     6.0      6.0

 Net Periodic Pension Cost

    Net periodic pension cost is determined using the assumptions as of the beginning of the year and is comprised of the following (in thousands).

                                                                                YEARS ENDED DECEMBER 31,
                                                                         ---------------------------------------
                                                                            1997         1996          1995
                                                                         -----------  -----------  -------------
  Service cost  .........................................................   $ 1,360      $ 1,109        $   726
  Interest cost on projected benefit obligation  ........................     1,065          875            710
  Actual return on plan assets  .........................................    (2,899)      (1,078)        (1,704)
  Net amortization of unrecognized net loss and deferral of actual
    return on plan assets  ..............................................     1,638          125            915
                                                                            -------      -------        -------
  Net periodic pension cost  ............................................   $ 1,164      $ 1,031        $   647
                                                                            =======      =======        =======

                          SNYDER COMMUNICATIONS, INC.

 Funded Status

    The funded status is determined using the assumption as of the end of the year and is reflected as follows (in thousands).

                                                             AS OF DECEMBER 31,
                                                            --------------------
                                                              1997        1996
                                                            --------    --------
  Actuarial present value of benefit obligations:
  Accumulated and fully vested  ..........................  $14,351     $11,501
                                                            -------     -------
  Accumulated benefit obligation  ........................   14,351      11,501
  Effect of projected future compensation levels  ........    3,151       2,430
                                                            -------     -------
  Projected benefit obligation  ..........................   17,502      13,931
  Plan assets at fair value  .............................   17,321      13,777
                                                            -------     -------
  Plan assets less than projected benefit obligation  ....     (181)       (154)
  Unrecognized loss  .....................................      428         411
                                                            -------     -------
  Prepaid pension cost  ..................................  $   247     $   257
                                                            =======     =======

    The Company and certain of its subsidiaries maintain defined contribution benefit plans. Pension and profit sharing costs related to these plans amounted to approximately $1.0 million, $0.8 million and $0.6 million for 1997, 1996, and 1995, respectively.

    The Company and certain of its subsidiaries maintain deferred compensation plans for certain key executives. The related expense for these agreements, on a present value basis, is being recognized as earned. The Company recognized approximately $0.4 million, $1.2 million and $0.3 million of deferred compensation expense, including interest charges in 1997, 1996, and 1995, respectively.

16. NET INCOME PER SHARE

    A reconciliation of the shares used to compute basic and diluted earnings per share follows. For each of the years presented, the same net income used to compute basic earnings per share was used to compute diluted earnings per share.

                                                                       YEARS ENDED DECEMBER 31,
                                                                     ----------------------------
                                                                       1997      1996      1995
                                                                     --------  --------  --------
                                                                            (IN THOUSANDS)
  Weighted average shares outstanding for the period used in
  computation of basic net income per share .......................    60,479    56,334    55,878
  Diluted impact of stock options .................................        --       554        91
  Shares used in computation of diluted net income per share ......    60,479    56,888    55,969

    For the years ended December 31, 1997 and 1995, there existed weighted average common stock equivalents of 1,432,136 and 12,437, respectively, which are not included in the calculation of diluted net income per share because they were antidilutive for the period.

                          SNYDER COMMUNICATIONS, INC.

17. DISCONTINUED OPERATIONS

    On October 24, 1997, the Board of Directors of one of the Company's 1998 acquirees approved the spin-off of its sports management operations, which were carried on by Bob Woolf Associates, Inc. ("BWA"), a wholly owned subsidiary. The acquiree purchased BWA in May 1996. The spin-off was executed in the form of a dividend to the acquiree's stockholders of record on October 31, 1997, whereby each stockholder received one share of BWA for each share of the acquiree's common stock held.

    The net losses of BWA prior to October 31, 1997, are included in the accompanying consolidated statement of income under "discontinued operations" and represent a net loss of $0.03 and $0.05 per diluted share for 1997 and 1996. Revenues from BWA were approximately $0.3 million for the period from May 1, 1996 (date of BWA acquisition) to December 31, 1996, and approximately $2.0 million for the ten months ended October 31, 1997.

18. LEASES:

    The Company leases certain facilities, office equipment and other assets. The following is a schedule of future minimum lease payments for capital leases and for operating leases (with initial or remaining terms in excess of one year at December 31, 1997 (in thousands):

YEARS ENDING DECEMBER 31,                          CAPITAL LEASES     OPERATING LEASES
-------------------------                          --------------     ----------------
  1998  ..........................................       $ 1,993           $ 27,346
  1999  ..........................................         1,522             22,267
  2000  ..........................................           375             17,964
  2001  ..........................................            74             14,236
  2002  ..........................................            --             12,895
  Thereafter  ....................................            --             33,734
                                                         -------           --------
  Total minimum lease payments  ..................         3,964           $128,442
                                                                           ========
  Less--Amount representing interest  ............          (337)
                                                         -------
  Total obligation under capital leases  .........         3,627
  Less--Current portion  .........................        (1,876)
                                                         -------
  Long-term portion  .............................       $ 1,751
                                                         =======

    Property and equipment, net, on the consolidated balance sheet includes
$3.7 million and $4.2 million for equipment purchased under capital leases as of December 31, 1997 and 1996, respectively.

    Rental expense for all operating leases was approximately $23.5 million, $21.1 million and $17.6 million for the years ended December 31, 1997, 1996, and 1995, respectively.

19. COMMITMENTS AND CONTINGENCIES:

    The Company has entered into employment agreements with certain key executives and consulting agreements with certain former executives that call for guaranteed minimum salaries and bonuses for varying terms.

    An officer of one of the acquired Companies was terminated in February 1997, and the matter is subject to ongoing litigation. Due to changes in fact that resulted from the acquisition, the Company recorded a liability in the quarter ended September 30, 1997 equal to the expected cost to resolve the matter.

                          SNYDER COMMUNICATIONS, INC.

    One of the Company's U.S. subsidiaries issued irrevocable letters of credit, automatically renewable on an annual basis for $2,200 to a landlord as a security deposit for a lease. This subsidiary also has standby letters of credit with a bank, secured by compensating balance arrangements, totaling $1,267. The standby letters of credit renew annually and interest is charged at a rate of 1.25% per year.

    The Company is subject to lawsuits, investigations and claims arising out of the conduct of its business, including those related to commercial transactions, contracts, government regulation and employment matters. Certain claims, suits and complaints have been filed or are pending against the Company. In the opinion of management and legal counsel, all matters are without merit or are of such kind, or involve such amounts, as would not have a material effect on the financial position or results of operations of the Company if disposed of unfavorably.

20. RELATED PARTIES:

    SNC's headquarters office space is leased from a third party, in which one of the non-employee directors of the Company has a minority ownership interest. Rent paid under this lease was $0.8 million, $1.1 million, and $2.4 million in 1995, 1996 and 1997, respectively.

    During 1995, SNC advanced $2.7 million to a stockholder of SMS as evidenced by a promissory note. The note was non-interest bearing and secured by SMS stock. This note was distributed to the SMS stockholders, pro rata, on June 30, 1996.

    SNC produces a WallBoard(R) for which a publication beneficially owned by certain non-employee directors of the Company is one of the sponsors. Revenues earned under this program were $2.0 million in 1997.

    In December 1997, the Company entered into a software license agreement with a company in which certain non-employee directors of the Company are directors and in which they own a minority interest. The Company will pay approximately $2.5 million for the license and related equipment.

                          SNYDER COMMUNICATIONS, INC.

21. GEOGRAPHICAL DATA:

    After giving effect to the Acquisitions, the Company has operations in the United States, the U.K., France, Germany, Ireland, the Netherlands and Hungary. Financial information for the Company's operations in the U.K., France, Germany, Ireland, Holland and Hungary are classified as international and consist primarily of operations in the U.K (in thousands).

                                                               YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                            1997         1996          1995
                                                        ------------  -----------  ------------
  Revenues
     United States  ....................................   $373,392      $301,428      $220,192
     International  ....................................    185,037       146,034       128,990
                                                           --------      --------      --------
        Total revenues  ................................   $558,429      $447,462      $349,182
                                                           ========      ========      ========
  Income (loss) from operations
     United States  ....................................   $(26,662)     $ 21,754      $ 26,988
     International  ....................................      3,887         3,177        10,975
                                                           --------      --------      --------
        Total income (loss) from operations  ...........   $(22,775)     $ 24,931      $ 37,963
                                                           ========      ========      ========
  Identifiable assets
     United States  ....................................   $297,506      $224,151
     International  ....................................    133,105        81,576
                                                           --------      --------
        Total identifiable assets  .....................   $430,611      $305,727
                                                           ========      ========

    The following table summarizes financial data by quarter for the Company for 1997 and 1996, giving effect to the Acquisitions as if they had occurred at the beginning of the earliest period presented (Unaudited, in thousands, except per share data).

                                                                         1997 QUARTER ENDED
                                                      --------------------------------------------------------
                                                        March 31      JUNE 30     SEPTEMBER 30    DECEMBER 31      TOTAL
                                                      ------------  -----------  --------------  -------------  ------------
Revenues  ............................................   $123,099      $136,407       $139,460       $159,463      $558,429
Gross profit  ........................................     36,788        42,839         41,098         43,428       164,153
Income from continuing operations  ...................     (9,830)        9,303        (20,136)        (7,456)      (28,119)
Income from continuing operations per share
 (diluted)  ..........................................      (0.17)         0.15          (0.33)         (0.12)        (0.47)
Net income  ..........................................    (10,388)        8,679        (20,435)        (7,482)      (29,626)
Net income per share (diluted)  ......................      (0.18)         0.14          (0.34)         (0.12)        (0.50)
Pro forma net income from continuing
 operations  .........................................    (11,016)        7,291        (19,046)        (9,063)      (31,834)
Pro forma net income from continuing operations
 per share (diluted)  ................................       (.19)          .12           (.32)          (.14)         (.53)
Pro forma net income  ................................    (11,349)        6,919        (19,225)        (9,079)      (32,734)
Pro forma net income per share (diluted)  ............       (.19)          .11           (.32)          (.14)         (.54)
Pro forma net income, excluding non-recurring
 acquisition and related costs, ESOP expense,
 recapitalization costs and compensation to
 stockholders.........................................      6,818         9,153          7,910          4,176        28,057
Pro forma net income, excluding non-recurring
 acquisition and related costs, ESOP expense,
 recapitalization costs and compensation to
 stockholders per share (diluted).....................        .11           .15            .13            .06           .45

                          SNYDER COMMUNICATIONS, INC.

                                                                       1996 QUARTER ENDED
                                                      -----------------------------------------------------
                                                       MARCH 31      JUNE 30    SEPTEMBER 30   DECEMBER 31      TOTAL
                                                      -----------  -----------  -------------  ------------  -----------
Revenues  ............................................    $97,997     $106,809       $114,777      $127,880     $447,463
Gross profit  ........................................     29,633       33,218         35,299        39,580      137,730
Income (loss) from continuing operations  ............      3,680        5,166          5,210         2,911       16,967
Income (loss) from continuing operations per
 share (diluted)  ....................................       0.07         0.09           0.09          0.05         0.30
Net income (loss)  ...................................      3,680        4,977          4,503         1,094       14,254
Net income (loss) per share (diluted)  ...............       0.07         0.09           0.08          0.02         0.26
Pro forma net income (loss) from continuing
 Operations  .........................................      2,245        3,025          1,694         2,374        9,338
Pro forma net income (loss) from continuing
 Operations per share (diluted)  .....................        .04          .05            .03           .04          .16
Pro forma net income (loss)  .........................      2,245        2,912          1,272           799        7,228
Pro forma net income (loss) per share
 (diluted) (a)  ......................................        .04          .05            .02           .01          .12
Pro forma net income, excluding non-recurring
 acquisition and related costs, ESOP expense,
 recapitalization costs and compensation to
 stockholders.........................................      5,276        6,053          5,449         7,309       24,087
Pro forma net income, excluding non-recurring
 acquisition costs, ESOP expense, recapitalization
 costs and compensation to stockholders per share
 (diluted)............................................        .09          .11            .10           .12          .42

    The pro forma amounts include a provision for federal and state income taxes as if the Company had been a taxable C corporation for all periods presented.

(a) The sum of these amounts does not equal the annual amount because the quarterly calculations are based on varying numbers of shares outstanding.

22. SUBSEQUENT EVENTS (UNAUDITED):

    In February 1998, the Company acquired Healthcare Promotions, LLC, a provider of pharmaceutical marketing and sales force training services, in the United States. The transaction was valued at $22.0 million and was accounted for as a purchase business combination.

    In March 1998, the Company acquired CLI Pharma S.A., a provider of outsourced pharmaceutical sales and sales force recruitment services in France. The transaction was valued at $25.0 million and was accounted for as a purchase business combination.

                          SNYDER COMMUNICATIONS, INC.

    In October 1998, the Company acquired Response Marketing Group ("RMG"). RMG develops integrated marketing solutions that enable its clients to maximize the effectiveness of their direct marketing programs. RMG's service offerings include database and analytical services, strategic consulting and design services, and marketing program management services. In the acquisition, the Company issued 1,565,167 shares of common stock in exchange for all of the issued and outstanding capital stock of RMG. The transaction was accounted for as a pooling of interests.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Brann Holdings Limited:

  We have audited the consolidated balance sheets of Brann Holdings Limited (the Company) and its subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which do not differ in any material respect from generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States.


                                Price Waterhouse
                                Chartered Accountants and Registered Auditors

Bristol, England
May 30, 1997

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
 American List Corporation

  We have audited the consolidated balance sheet of American List Corporation and Subsidiaries as of February 28, 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the two-year period then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American List Corporation and Subsidiaries as of February 28, 1997, and the consolidated results of their operations and their consolidated cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.


                                Grant Thornton LLP

Melville, New York
April 11, 1997

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Snyder Communications, Inc.


Date:   November 13, 1998         By: /s/ Michele D. Snyder
                                     -------------------------------------------
                                     Name:  Michele D. Snyder
                                     Title:  Vice Chairman, President and Chief
                                             Operating Officer

Date:   November 13, 1998         By: /s/ A. Clayton Perfall
                                     -------------------------------------------
                                     Name:  A. Clayton Perfall
                                     Title:  Chief Financial Officer